As filed with the Securities and Exchange Commission on December 7 , 2010
File No. 333-169531

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1A
Amendment No. 2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

EMPIRE GLOBAL GAMING, INC.
(Name of small business issuer in its charter)

Nevada	5451	27-2529852
(State or jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

 555 Woodside Avenue
Bellport New York 11713
(877)-643-3200 (PHONE)
(631) 947-2506 (FAX)
(Address and telephone number of principal executive offices and principal place of business)

Copies to:
Henry C. Casden
Attorney at Law
77-770 Country Club Drive, Suite E
Palm Desert, CA  92211
 (760) 989-4030 (PHONE)
(760) 406-5799 (FAX)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

☐ Large accelerated filer    ☐ Accelerated filer    ☐ Non-accelerated filer    ☒ Smaller reporting company

Calculation of Registration Fee

Title of each class of securities to be registered	Number to be registered (1)	Proposed maximum offering price per unit	Proposed maximum aggregate offering price(2)	Amount of registration fee(3)

Common Stock, par value $0.001	10,000,000	$0.25 per share	$2,500,000	$178.25
TOTAL	10,000,000		$2,500,000

(1)	This registration statement covers the sale by the company of up to an aggregate of 10,000,000 shares of Empire Global Gaming, Inc. common stock.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

EMPIRE GLOBAL GAMING, INC.
555 Woodside Ave, Bellport
 New York 11713
10,000,000 Common Shares

We have no public market for our common stock

Investing in our common stock involves risks which are described in the “Risk Factors” section beginning on page 5 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Up to 10,000,000 of the shares of common stock offered are being sold by Empire Global Gaming, Inc. There is no minimum purchase requirement and no escrow, and the proceeds may be used by Empire Global Gaming, Inc. in its discretion.  There is no established public market for Empire Global Gaming, Inc.’s common stock, and the offering price has been arbitrarily determined.  Empire Global Gaming, Inc.’s common stock is not currently listed or quoted on any quotation service.  There can be no assurance that Empire Global Gaming, Inc.’s common stock will ever be quoted on any quotation service or that any market for Empire Global Gaming, Inc.’s stock will ever develop. This offering is self-underwritten, meaning the shares will be sold by Empire Global Gaming, Inc.’s officers and directors, without the use of an underwriter on a best efforts basis.

	Price to the public	Underwriting Discounts and Commissions (2)	Proceeds to the Company (1)
Per Share	$0.25	$0.00	$0.25
Total	$2,500,000	$0.00	$2,500,000

(1)
Before deducting expenses payable by Empire Global Gaming, Inc., estimated at approximately $22,150. This offering is self-underwritten, so Empire Global Gaming, Inc. is not obligated to pay commissions or fees on the sales of any of the shares. This offering is for up to 10,000,000 common shares. There is no minimum contingency, and the proceeds may be used in Empire Global Gaming, Inc.’s discretion.  This prospectus will not be used before the effective date of the registration statement. This offering will end on or before August 31, 2010 and there will be no extension of the offering period.

(2)
The  shares  of  Common Stock are being offered by through its officers  and  directors,  subject  to prior sale, when, as, and if delivered to and accepted by Empire Global Gaming, Inc. and subject to the approval of  certain legal matters by counsel and certain other conditions.  Empire Global Gaming, Inc. reserves the right to withdraw, cancel or modify the Offering and to reject any order in whole or in part.

The date of this prospectus is December 7 , 2010

PROSPECTUS SUMMARY

Our Business

Empire Global Gaming, Inc. was organized on May 11, 2010 in order to acquire certain U.S Patent license agreements pertaining to roulette and actively engage in the gaming business worldwide.

Empire Global Gaming, Inc, is controlled by two individuals who devote approximately 25 hours each of their time to the business of Empire Global Gaming, Inc. There can be no assurance that Empire Global Gaming, Inc.’s common stock will ever develop a market.

We have not generated any revenues since inception and have accumulated a deficit of $86,869.

We must raise a minimum of $100,000 in the next twelve months otherwise we may temporarily or permanently have to cease operations. Empire Global Gaming, Inc. presently has enough cash to satisfy cash requirements for six months from the date of this prospectus or June 7 , 2011. Considering the average monthly expenditures or monthly “burn rate” of $17,000, the Company will need to raise a minimum of $100,000 to satisfy its cash requirements for the next 12 months. After underwriting cost of $22,150 the net proceeds will be $77,850. Management will be required to reduce the “burn rate” to $12,975 per month buy cutting overhead to only G&A, legal, accounting and website promotion. Website promotion would remain at $2,085 while G&A, legal and accounting would be cut to approximately $11,000. Then actively seek other financing. Although this offering is self-underwritten by the Officers and Directors, certain “underwriting cost” will be incurred.  These costs consist of certain filing, legal and accounting fees. Should additional financing beyond 12 months be required, the Company will need to raise $155,700 per year or $12,975 per month to continue minimal ongoing operations.

The Company owns exclusive rights through an exclusive license agreement to four U.S. Patents related to “roulette” that cover fourteen different roulette games via an Exclusive License Agreement granted by Mr. Nicholas Sorge Sr. to manufacture, market, sell, distribute and sublicense these patented roulette games.  The Company will license these games for royalties to casinos throughout the world, after obtaining approval from the appropriate regulatory agency in each state or country, as is applicable, thereby building residual income for its shareholders.  The Exclusive License Agreement enables EGGI to contract with casinos for the use of its patented games and receive monthly royalty payments.  The Company anticipates that it will obtain a minimum payment, from each casino, of $200 per roulette game per month.  From that $200 royalty payment made to the Company per month per table, 15% ($30) will be paid by the Company to the patent owner, Nicholas Sorge, Sr. and the Company will retain 85% ($170).  For example, Atlantic City has approximately 13 casinos that have an average of 10 roulette games each.  EGGI intends to contract with each of those casinos and collect royalty payments on 130 roulette games of $22,100 per month or annual income of $265,200. The Company will also sell its patented roulette wheels and ongoing maintenance contracts as additional income.  The Company expects to be able to lease its roulette games in Nevada, after regulatory approval is obtained in Nevada.  There are about 28 other states in the United States that permit the playing of roulette in casinos located within their jurisdictions.

Upon completion of its public offering, the Company intends to make application with the various prominent gaming control boards in the United States to obtain approval of the Company's licensed roulette games.  In order to accomplish the approval of the sale and use of the roulette games, the Company intends to first file an application to obtain licensing of its roulette games in the State of New Jersey.  Thereafter, EGGI will launch its advertising and marketing program to casinos throughout New Jersey.  Until that is accomplished, EGGI will rely on e-commerce sales profits to sustain itself financially.

The Company has taken certain steps to become fully “e-commerce” operational while awaiting Gaming Board approvals.  Management has established a merchant account for its web business with Wells Fargo Bank and has officially opened its website for business.  EGGI is now actively engaged in selling the products listed in the company’s 20 page catalog of Class II and Class III gaming items consisting of approximately 195 products on its website.  Gaming items being sold range from $0.25 to $5,700 and consist of roulette wheels, roulette tables, poker products, including chips, tables and various other gambling products. EGGI’s customers are casinos, party rental companies and public gaming enthusiasts. The primary marketing targets are the casinos and party companies. EGGI has developed its own e-mail list of thousands of targeted customers that will be e-mailed at different intervals, calling attention to our website and special offers. Our webmaster has arranged priority search engine positioning to attract the public buyers. EGGI expects e-commerce sales profits during the month of December, 2010 will offset its current “burn rate” starting December 31, 2010. EGGI’s website is located at:  www.empireglobalgaminginc.com.

Our auditors have issued a going concern opinion.

Corporate Information

Our principal executive offices are located at 555 Woodside Ave, Bellport New York 11713. Our telephone number is 877-643-3200.

The Offering

Common Stock Offered	Up to 10,000,000 shares @ $0.25 per share

Common Stock Outstanding after the Offering	60,000,000 shares (1)

Use of Proceeds	Working Capital

Symbol	None

Risk Factors	The shares of Common Stock offered involves a high degree of risk and immediate substantial dilution. See "Risk Factors"

Term of offering	Until August 31, 2011

No Symbol for Common Stock	There is no trading market for our common stock. We intend to apply for a quotation on the Over-the-Counter Bulletin Board. We will require the assistance of a FINRA Member market- maker to apply for quotation but there is no guarantee that a market-maker will agree to assist us.

(1) Figures are based on the current outstanding shares of 50,000,000.

Summary Financial Data (Unaudited)

The following summary financial data  should  be  read  in  conjunction  with "Management's  Discussion  and  Analysis  of Financial Condition and Results of Operations" and the Financial Statements, including Notes, included elsewhere in this Prospectus. The statement of operations data for the period inception to September 30, 2010 and the balance sheet data at September 30, 2010 come from Empire Global Gaming, Inc’s, audited Financial Statements included elsewhere in this Prospectus.  These statements include all adjustments that Empire Global Gaming, Inc. considers necessary for a fair presentation of the financial position and results of operations at that date and for such periods.  The operating results for the period ended September 30, 2010 do not necessarily indicate the results to be expected for the full year or for any future period.

Summary Financial Information

( Unaudited )
Balance Sheet Information	September 30, 2010
Current Assets	$90,619
Fixed Assets/Property	-
Total Assets	90,619
Current Liabilities	3,488
Total Liabilities	3,488
Accumulated Deficit	(86,869)
Total Stockholders’ Equity	87,131
( Unaudited ) Since Inception (May 11, 2010) and
For the Period Ended
Statements of Operations Information	September 30, 2010
Total sales revenues	$-0-
General and administrative expenses	86,869
Interest expense	-0-
Net (Loss)	(86,869)
Net Loss Per Share	(0.00)
Weighted Average Shares Outstanding	48,528,169

References in this prospectus to “Empire Global Gaming,” “EGGI,”“we,”  “us,” and “our” refer to Empire Global Gaming, Inc.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The Securities and Exchange Commission (“SEC”) encourages companies to disclose forward-looking information so that investors can better understand future prospects and make informed investment decisions.  This prospectus contains these types of statements.  Words such as “may,” “expect,” “believe,” “anticipate,” “estimate,” “project,” or “continue” or comparable terminology used in connection with any discussion of future operating results or financial performance identify forward-looking statements.  You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus.  All forward-looking statements reflect our present expectation of future events and are subject to a number of important factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.  The factors listed in the “Risk Factors” section of this prospectus, as well as any cautionary language in this prospectus, provide examples of these risks and uncertainties.  The safe harbor for forward-looking statements is not applicable to this offering pursuant to Section 27A of the Securities Act of 1933.

RISK FACTORS

 An investment in our common stock involves a high degree of risk. In deciding whether to invest, you should carefully consider the following risk factors. Any of the following risks could have a material adverse effect on our business, financial condition results of operations or prospects and cause the value of our common stock to decline, which could cause you to lose all or part of your investment. When determining whether to invest, you should also refer to the other information in this prospectus, including the financial statements and related notes.

The following are risk factors, which are directly related to our business, financial condition, and this offering.  Investing in our securities involves a high degree of risk and you should not invest in the securities offered unless you can afford to lose your entire investment. You should read these risk factors in conjunction with other more detailed disclosures located elsewhere in this prospectus.

RISKS RELATED TO OUR FINANCIAL CONDITION AND OUR BUSINESS

We are a development stage company with no prior operating history.

Empire Global Gaming, Inc.’s prospects must be considered in light of the risks, expenses, delays and difficulties frequently encountered in establishing a new business in an industry characterized by intense competition. Empire Global Gaming, Inc. has incurred losses of $86,869 since inception through September 30, 2010.  These losses are in the form of pre-operating expenses, since we have just begun operations.  We currently have a monthly “burn rate” of $17,000 and expect to incur net ongoing losses in the foreseeable future.

Our investors may lose their entire investment because our financial status creates a doubt whether we will continue as a going concern.

As noted in Note 2 to our financial statements, we have nominal assets and no current operations with which to create operating capital. Our auditors, in their opinion dated November 5, 2010 have stated that currently the Company does not have sufficient cash or other material assets nor does it have operations or a source of revenues to cover its operational costs and allow it to continue as a going concern.  We seek to raise operating capital to promote and advertise our web site in an offering of our common stock on this Form S-1.  Our company's plan specifies a minimum amount of $100,000 in operating capital to operate for the next 12 months. However, there can be no assurance that such offering will be successful or that the $100,000 will be sufficient.

We must raise $100,000 in the next twelve months or investors may lose their entire investment.

We must raise a minimum of $100,000 in the next twelve months otherwise we may temporarily or permanently have to cease operations.  Empire Global Gaming, Inc. presently has enough cash to satisfy cash requirements for six months from the date of this prospectus or June 7, 2011.  Considering the average monthly expenditures or monthly “burn rate” of $17,000, The Company will need to raise a minimum of $100,000 to satisfy its cash requirements for the next 12 months.  After underwriting cost of $22,150 the net proceeds will be $77,850 or $12,975 per month for the next six months. Management will be required to reduce the “burn rate” to $12,975 per month buy cutting overhead to only G&A, legal, accounting and website promotion. Website promotion would remain at $2,085 while G&A, legal and accounting would be cut to approximately $11,000.  Then actively seek other financing. Should additional financing beyond 12 months be required, the Company will need to raise $155,700 per year or $12,975 per month to continue minimal ongoing operations.

There is no minimum amount to be raised in this offering and investors may lose their entire investment if the offering does not raise enough funds to sustain our business.

We may need additional capital in the future, which may not be available to us on favorable terms, or at all, and may dilute your ownership of our common stock.

We require substantial capital to fund our business. Since our inception, we have experienced negative cash flow from operations and expect to experience significant negative cash flow from operations for the foreseeable future.  We expect that the net proceeds of this offering will be sufficient to meet our expected needs for working capital and capital expenditures for at least the next 12 months. However, we may need to raise additional funds prior to the end of this period, and, if additional capital is required, we expect to attempt to sell additional shares though private placements of our stock. If we raise future capital in private offerings, depending on the terms of the private offerings, it may dilute the holdings of investors who purchase our shares in this offering beyond the dilution figures we have presented in this prospectus.  We cannot be certain that additional financing will be available to us when required on favorable terms or at all.  Our inability to obtain adequate capital would limit our ability to achieve the level of corporate growth that we believe to be necessary to succeed in our business.

If we fail to retain our key personnel, we may not be able to achieve our anticipated level of growth and our business could suffer.

Our success depends on hiring, retaining and integrating senior management and skilled employees in order to expand our business.  We have only two officers; Nicholas Sorge, Sr., the President and Director of Empire Global Gaming, Inc. and Dolores Marsh, the Secretary, Chief Financial Officer and Director, who each devote approximately 25 hours each of their time to our business.  The loss of Mr. Sorge or Ms. Marsh could slow the growth of our business.

We will need certain gaming control board approvals and/or permits that may become difficult or impossible to obtain.

We will need to obtain various design and use approvals regarding the games which are patented from the gaming control board of each state in which the patents or machines in which they are installed are used. Such approvals may not be able to be obtained at all which will preclude the sale and use of the machines for which the patented material will be used or which may be not able to be obtained timely which will result in a deferral of the start date of the use of the material.

RISKS RELATED TO THIS OFFERING AND OWNERSHIP OF OUR COMMON STOCK

Our management will have broad discretion over the use of the proceeds we receive in this offering and might not apply the proceeds in ways that increase the value of your investment.

Once this offering is complete, it is possible that we may decide not to spend any of the proceeds on further development of the website and associated advertising necessary to continue operations.

The offering has no escrow, and investor funds may be used on receipt.  There is no escrow of any funds received by Empire Global Gaming, Inc. in this offering, and any funds received may be used by Empire Global Gaming, Inc. for any corporate purpose as the funds are received.

 As a new investor, you will experience substantial dilution as a result of future equity issuances.

In the event the Company is required to raise additional capital it may do so by selling additional shares of common stock thereby diluting the shares and ownership interests of existing shareholders.

The market price of our common stock may be volatile, and you may not be able to resell shares of our common stock at or above the price you paid.

There is no public market for our shares of common stock although we intend to apply for quotation on the Over-the Counter Bulletin Board (OTCBB) immediately after commencing sales of shares of our common stock.  If we are quoted on the OTCBB, there is no assurance that a market for our common shares will develop. If a market develops, there can be no assurance that the price of our shares in the market will be equal to or greater than the price per share investors pay in this offering, which was arbitrarily determined. In fact, the price of our shares in any market that may develop could be significantly lower. Investors in this offering may have difficulty liquidating their investment. We have had discussions with several broker-dealers regarding application for quotation on the OTCBB but we have not selected a broker-dealer to make application as of yet, nor do we have a proposed symbol.

When and if we apply for quotation on the OTCBB, the process can be time consuming and we could ultimately fail to achieve a quotation; if our stock does not become quoted on the OTCBB or we fail to maintain our listing once quoted, you may not be able to liquidate your investment.

Although we intend to apply for quotation on the OTCBB, we have no estimate as to when we might begin the process which can ultimately be time consuming and may result in failure.  In order to be quoted on the OTCBB, we are required to be a “reporting company” and we must find a broker who will submit a Form 211 application to FINRA.  We will be a “reporting company” once our registration statement is declared effective by the SEC. We will not make our application until that happens and we cannot predict how long it will take us to go through the registration process especially in light of recent rule changes related to small businesses which became effective in early February 2008. In addition we cannot predict how long it will take to achieve a quotation once we make application although we would anticipate approximately three to nine months from when we begin the process. Once we are quoted we must continue to meet our filing obligations under the 1934 Act to maintain our quotation and such filings must be filed in a timely manner in order to avoid a temporary suspension in trading.  In addition, recent rule changes impose the requirement that if we fail to file our quarterly and annual reports in accordance with SEC time constraints more than two times in a two year period, we will lose our “listing” for one year during which time we must file each and every report on time before we can be quoted again. Therefore, if our stock does not become quoted on the OTCBB, or if it takes a long time before it is quoted on the OTCBB, or if a market fails to develop once it is quoted on the OTCBB, or if we are suspended from quotation on the OTCBB, you will have difficulty liquidating your investment.

Our shares may be considered a “penny stock” within the meaning of Rule 3a-51-1 of the Securities Exchange Act which will affect your ability to sell your shares; “penny stocks” often suffer wide fluctuations and have certain disclosure requirements which make resale in the secondary market difficult.

Our shares will be subject to the Penny Stock Reform Act, which will affect your ability to sell your shares in any secondary market, which may develop. If our shares are not listed on a nationally approved exchange or NASDAQ, do not meet certain minimum financing requirements, or have a bid price of at least $5.00 per share, they will likely be defined as a “penny stock”. Broker-dealer practices, in connection with transactions in “penny stocks”, are regulated by the SEC. Rules associated with transactions in penny stocks include the following:

•	the delivery of standardized risk disclosure documents;
•	the provision of other information such as current bid/offer quotations, compensation to be provided broker-dealer and salesperson, monthly accounting for penny stocks held in the customers account;
•	written determination that the penny stock is a suitable investment for purchaser;
•	written agreement to the transaction from purchaser; and
•	a two-business day delay prior to execution of a trade

These disclosure requirements and the wide fluctuations that “penny stocks” often experience in the market may make it difficult for you to sell your shares in any secondary market, which may develop.

We do not currently intend to pay dividends on our common stock and, consequently, your ability to achieve a return on your investment will depend on appreciation in the price of our common stock.

Potential investors should not anticipate receiving any dividends from our common stock. We intend to retain future earnings to finance our growth and development and do not plan to pay cash or stock dividends.  This lack of dividend potential may discourage potential investors from purchasing our common stock.

Insiders will continue to have substantial control over the company and its policies after this offering and will be able to influence corporate matters.

Our directors and officers, whose interests may differ from other stockholders, have the ability to exercise significant control over us. These individuals beneficially own approximately 80% of our common stock. These stockholders are able to exercise significant influence over all matters requiring approval by our stockholders, including the election of directors, the approval of significant corporate transactions, and any change of control of Empire Global Gaming.  These individuals could prevent transactions, which would be in the best interests of the other shareholders. The interests of our officers and directors may not necessarily be in the best interests of the shareholders in general.

We will incur significant increased costs as a result of operating as a public company, due to the Sarbannes–Oxley Act, and our management will be required to devote substantial time to compliance initiatives.

As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. The Sarbanes-Oxley Act of 2002, and rules subsequently implemented by the Securities and Exchange Commission, or SEC, and the Nasdaq Stock Market, require public companies to meet certain corporate governance standards. Our management and other personnel will need to devote a substantial amount of time to these compliance initiatives. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. For example, these rules and regulations may make it more expensive for us to obtain director and officer liability insurance coverage and more difficult for us to attract and retain qualified persons to serve as directors or executive officers.

In addition, the Sarbanes-Oxley Act requires, among other things, that we maintain effective internal control over financial reporting and disclosure controls and procedures.

In order to maintain full reporting status with the requirements of the SEC, we anticipate legal fees of $25,000, accounting fees of $18,000 and auditor’s fees of $20,000 per year.

We are dependent on the intellectual property and trade secrets, which we have obtained licenses, and we may be unable to protect our license rights to intellectual property and to trade secrets from infringement, misappropriation, or claims of infringement or invalidity.

The gaming industry is characterized by the use of various forms of intellectual property to entertain. We are dependent upon licensed patented technologies, trademarked brands and proprietary information for our business. We endeavor to protect the licensed intellectual property rights and our licensed  products through a combination of patent, trademark, trade dress, copyright and trade secret laws, as well as licensing agreements and third−party nondisclosure and assignment agreements and will rely on the licensor to also protect same. We have licensed various patents and trademarks, and we will rely on the licensor for patent protection in the United States relating to certain existing and proposed processes and products. We cannot assure you that all of the patents for which we have obtained licenses are valid or enforceable or will continue to be valid or enforceable. Our competitors, may in the future, challenge the validity or enforceability of certain of the patents that we have obtained licenses. The patents we have obtained licenses or which we may obtain licenses in the future could be challenged, invalidated or circumvented by others and may not be of sufficient scope or strength to provide us with any meaningful protection or commercial advantage.  Competitors may infringe the patents for which we have obtained licenses and we may not have adequate resources or there may be other reasons we are not able to enforce licensor’s patents or licensor may not be able to enforce his patents.  Our licenses to certain patents may not adequately cover a competitor's products.

We also rely on unpatented proprietary technology. It is possible that others will independently develop the same or similar technology or otherwise obtain access to our unpatented technology. To protect our trade secrets and other proprietary information, we generally require employees, consultants, advisors and collaborators to enter into confidentiality agreements. We cannot assure you that these agreements are fully enforceable or will provide meaningful protection for our trade secrets, know−how or other proprietary information in the event of any unauthorized use, misappropriation or disclosure of such trade secrets, know−how or other proprietary information. If we are unable to maintain the proprietary nature of our technologies, it could have a material adverse effect on our business.

We rely on trademarks, trade names, trade dress, copyrights and brand names to distinguish our products from the products of our competitors which may have licensed or created, as the case may be. Our licensor has registered or applied to register many of these trademarks. We cannot assure you that all trademark applications will be approved or that all of the above intellectual property is or will remain valid or enforceable. We cannot assure you that we will be able to build and maintain goodwill in said trademarks or other intellectual property or that any trademark, copyright, issued patent or other types of intellectual property will provide competitive advantages for us. Third parties may oppose our trademark applications or challenge our use of the trademarks. Certain of the trademarks we may use may become so well known by the public that their use becomes generic and they lose trademark protection.

In the event that said trademarks are successfully challenged, we could be forced to rebrand our products, which could result in loss of brand recognition and could require us to devote resources towards advertising and marketing new brands. Further, our competitors may infringe said trademarks or other intellectual property and we may not have adequate resources or there may be other reasons we do not enforce said trademarks or other types of intellectual property.

Because of the differences in foreign patent, trademark, trade dress, copyright and other laws concerning proprietary rights, said intellectual property frequently does not receive the same degree of protection in foreign countries as it would in the United States. Our failure to possess, obtain or maintain adequate protection of our intellectual property rights for any reason could have a material adverse effect on our business, results of operations and financial condition.

We also face the risk that we may have infringed or could in the future infringe third parties' intellectual property rights and could be sued for the same. We have many competitors in both the United States and foreign countries, some of which have substantially greater resources and have made substantial investments in competing technologies. Some competitors have applied for and obtained, and may in the future apply for and obtain, patents that may prevent, limit or otherwise interfere with our ability to make and sell our products. Any royalty, licensing or settlement agreements, if required, may not be available to us on acceptable terms or at all.

Significant litigation regarding intellectual property rights exists in our industry. We may in the future have made against us, claims of infringement, invalidity or enforceability or against our licenses or manufacturers in connection with their use of technology for which we have obtained licenses.  A successful challenge to or invalidation of one of the patents or trademarks for which we have obtained a license, or an unsuccessful claim of infringement made by us against a third party or its products could adversely affect our business or cause us financial harm. We are not currently in litigation over various intellectual property matters. Any future claims, even those which are without merit, could:

• be expensive and time consuming to defend;
• cause one or more of the patents for which have obtained a license to be ruled or rendered unenforceable or invalid;
• cause us to cease making, licensing or using products that incorporate the challenged intellectual property;
• require us to redesign, reengineer or rebrand our products;
• divert management's attention and resources;
• require us to pay significant amounts in damages;
• require us to enter into royalty, licensing or settlement agreements in order to obtain the right to use a necessary product, process or component; or
• limit our ability to bring new products to the market in the future.

In addition, the gaming industry is characterized by the rapid development of new technologies, which requires us to continuously introduce new products using these technologies and innovations, as well as to expand into new markets that may be created. Therefore, our success depends in part on our ability to continually adapt our products and systems to incorporate new technologies and to expand into markets that may be created by new technologies. However, to the extent technologies are protected by the intellectual property rights of others, including our competitors, we may be prevented from introducing products based on these technologies or expanding into markets created by these technologies. If the intellectual property rights of others prevent us from taking advantage of innovative technologies, our financial condition, operating results or prospects may be harmed.

The gaming industry is highly regulated and we must adhere to various regulations and maintain our licenses to continue our operations.

We and our products are subject to extensive regulation under federal, state, local and foreign laws, rules and regulations of the jurisdictions in which we do business and our products are used. These laws, rules and regulations generally concern the responsibility, financial stability, character and suitability of our officers, directors, major stockholders, key personnel or business partners in gaming operations, including makers of gaming equipment such as ourselves. In many jurisdictions, shareholders owning greater than 5% of our shares must be licensed under applicable gaming regulations unless they qualify for and are able to obtain an exemption or waiver from licensing in those jurisdictions. Some jurisdictions empower their regulators to investigate participation by licensees in gaming outside their jurisdiction and require access to and periodic reports concerning gaming activities. Violations of laws in one jurisdiction could result in disciplinary action in other jurisdictions. Licenses, approvals or findings of suitability may be revoked, suspended or conditioned. We cannot assure you that we will be able to obtain or maintain all necessary registrations, licenses, permits or approvals, that the licensing process will not result in delays or adversely affect our operations and our ability to maintain key personnel, or that complying with these regulations will not increase our costs.

We will also become subject to regulation in any other jurisdiction where our customers operate in the future. To expand into any such jurisdiction, we may need to be licensed, obtain approvals of our products and/or seek licensure of our officers, directors, major stockholders, key personnel or business partners. If we fail to seek, do not receive or receive a revocation of a license in a particular jurisdiction for our games, hardware or software, we would not be able to sell or place on a leased or participation basis our products in that jurisdiction.

In addition, legislative and regulatory changes may affect demand for or place limitations on the placement of our products. Such changes could affect us in a variety of ways. Legislation or regulation may introduce limitations on our products or opportunities for the use of our products, and could foster competitive games or technologies at our or our customers' expense. For example, current regulations in a number of jurisdictions where our customers operate limit the amount of space allocable to our products and substantial changes in those regulations may adversely affect demand for our products. Our business will also suffer if our products became obsolete due to changes in laws or the regulatory framework.

Legislative or regulatory changes negatively impacting the gaming industry as a whole or our customers in particular could also decrease the demand for our products. Opposition to gaming could result in restrictions or even prohibitions of gaming operations in any jurisdiction or could result in increased taxes on gaming revenues. Tax matters, including changes in state, federal or other tax legislation or assessments by tax authorities could have a negative impact on our business. A reduction in growth of the gaming industry or in the number of gaming jurisdictions or delays in the opening of new or expanded casinos could reduce demand for our products. We cannot assure you that changes in current or future laws or regulations or future judicial intervention in any particular jurisdiction would not have a material adverse effect on our existing and proposed foreign and domestic operations. Any such adverse change in the legislative or regulatory environment could have a material adverse effect on our business, results of operations or financial condition.

Management estimates that legal costs in connection with obtaining and maintaining licenses for the operation of the business will depend on the complexity of matters and the time it takes for attorneys to deal with any licensing issues, but management estimates that it may incur legal costs of as much as $75,000 to $100,000 to obtain licenses and a nominal amount of legal fees thereafter to maintain such licenses in the future based upon management’s conversations with lawyers who would be asked to perform legal services in connection therewith.

We compete in a single industry, and our business would suffer if our products become obsolete or demand for them decreases.

We will derive substantially all of our revenues from leasing, licensing, selling and other financing arrangements of products for the gaming industry. Our business would materially suffer if the gaming industry in general, and table games in particular, suffered a downturn, if our products became obsolete or if use of our products decreased. It is contemplated that operating lease agreements with our customers will be month to month leases and provide for termination upon 30 days' prior notice by either party. Accordingly, consistent demand for and satisfaction with our products by our customers is critical to our financial condition and future success, and problems, defects or dissatisfaction with our products could cause us to lose customers or revenues from leases with minimal notice. Additionally, our success depends on our ability to keep pace with technological advances in our industry and to adapt and improve our products in response to evolving customer needs and industry trends. If demand for our products weakens due to lack of market acceptance, technological change, competition, regulatory changes, or other factors, it could have a material adverse effect on our business, results of operations or financial condition.

Any disruption in manufacturing processes, any significant increase in manufacturing costs or any inability to manufacture a sufficient number of our products to meet demand could adversely affect our business and operating results.

We will most likely contract to manufacture our products. Should any of these manufacturing processes be disrupted, we cannot provide assurance that we would be able to timely remedy such disruption. In such a case, we may be unable to produce a sufficient quantity of our products to meet the demand of our customers. In addition, manufacturing costs may increase significantly and we may not be able to successfully recover these cost increases with increased pricing to our customers. Either case could have an adverse impact on our business, results of operations or financial condition.

Our gaming operations, particularly our Utility, Electronic Table Systems and Electronic Gaming Machines segments, may experience losses due to technical difficulties or fraudulent activities.

Our success partly depends on our ability to avoid, detect, replicate and correct software and hardware errors and fraudulent manipulation of our systems. Our licensor has incorporated security features into the design of our gaming products in order to prevent us or our patrons from being defrauded. To the extent any of our gaming products or software experience errors or fraudulent manipulation, our customers may replace our products and services with those of our competitors. In addition, the occurrence of errors in, or fraudulent manipulation of, our gaming products or software may give rise to claims for lost revenues and related litigation by our customers and may subject us to investigation or other action by gaming regulatory authorities, including suspension or revocation of our gaming licenses and disciplinary action, which may lead to a material adverse effect on our business, results of operations or financial condition. Further, in the event of such issues with our gaming products or software, substantial engineering and marketing resources may be diverted from other areas to rectify the problem.

We operate in a very competitive business environment.

There is intense competition in the gaming products industry, and it is characterized by dynamic customer demand and rapid technological advances. We must continually adapt our approach and our products to meet this demand and match these technological advances, and if we cannot do so, our business, results of operations or financial condition may be adversely impacted. Conversely, the development of new competitive products or the enhancement of existing competitive products in any market in which we operate could have an adverse impact on our business, results of operations or financial condition.

In general, we compete with other gaming and entertainment products for space on the casino customer's floor, as well as for our customers' capital and operational spending. Some of the larger gaming supply companies with whom we may compete are IGT, Bally Technologies, Inc., WMS Industries, Inc. and Aristocrat Gaming and Shufflemaster, Inc. New competitors may also enter our key markets.

We are dependent on the success of our customers and are subject to industry fluctuations.

Our success depends on our customers leasing or buying our products to expand their existing operations, replace existing gaming products or equip a new casino. Any slowdown in the replacement cycle or delays in expansions or new openings may negatively impact our operations.

Additionally, to the extent existing or potential customers choose to allocate capital to expenditures other than gaming products, such as real estate acquisitions, hotel furnishings, restaurants and other improvements, or generally to reduce expenditures, we may suffer a material adverse effect on our business, results of operations or financial condition.

Risks that impact our customers may impact us.

If fewer players visit our customers' facilities, if such players have less disposable income to spend at our customers' facilities or if our customers are unable to devote resources to purchasing and leasing our products, there could be an adverse affect on our business. Such risks that affect our customers include:

•  global geopolitical events such as terrorist attacks and other acts of war or hostility;
•  natural disasters such as major fires, floods, hurricanes and earthquakes;
• adverse economic and market conditions in gaming markets, including recession, economic slowdown, higher interest rates, higher airfares and higher energy and gasoline prices; and

Certain market risks may affect our business, results of operations and prospects.

In the normal course of our business, we are routinely subjected to a variety of market risks, examples of which include, but are not limited to, interest rate movements, fluctuating commodities markets, higher labor costs, increased fuel prices, collectability of receivables and recoverability of residual values on leased assets such as those in certain international markets. Further, some of our customers may experience financial difficulties, or may otherwise not pay accounts receivable when due, resulting in increased write-offs. No assurances can be made that material losses will not be incurred in these areas in the future.

If our products contain defects, our reputation could be harmed and our results of operations adversely affected.

Some of our products are complex and may contain undetected defects. The occurrence of defects or malfunctions in one or more of our products could result in financial losses for our customers and in turn termination of leases, cancellation of orders, product returns and diversion of our resources. Any of these occurrences could also result in the loss of or delay in market acceptance of our products and loss of sales or leases.

Risks Related to Current Economic Conditions

The current economic downturn may have a significant negative economic impact on operations because of resulting declines in consumer spending and playing of various games which may make the sale or leasing of the machines using the patents un-saleable or cause the sales to be deferred until the gaming business rebounds from its current malaise.

A downturn in general economic conditions or in the gaming industry or a reduction in demand for gaming may adversely affect our results of operations.

Our business operations are affected by international, national and local economic conditions. A recession or downturn in the general economy, or in a region constituting a significant source of our customers, or a reduction in demand for gaming, could harm the health of casino operators and our other customers and consequently result in fewer customers leasing or purchasing our products, which would adversely affect our revenues.

Economic, political and other risks associated with future international sales and operations could adversely affect our operating results.

Since we sell or lease our products in the United States but contemplate selling and leasing our products in the future worldwide, our business when it becomes worldwide will be subject to risks associated with doing business internationally. Accordingly, our future results could be harmed by a variety of factors, including:

• changes in foreign currency exchange rates;
• exchange controls;
• changes in regulatory requirements, such as, without limitation, caps on the number of table games in     locations such as Macau;
• changes in a specific country's or region's political or economic conditions;
• tariffs, other trade protection measures and import or export licensing requirements;
• potentially negative consequences from changes in tax laws or application of such tax laws;
• difficulty in staffing and managing widespread operations;
• changing labor regulations;
• requirements relating to withholding taxes on remittances and other payments by subsidiaries;
• different regimes controlling the protection of our intellectual property;
• restrictions on our ability to own or operate subsidiaries, make investments or acquire new businesses in these jurisdictions; and
• restrictions on our ability to repatriate dividends from our subsidiaries.

We intend to commence operations in the United States and it may be quite sometime in the future until we commence to sell and lease our products internationally.

We may have agreements with casinos in Native American jurisdictions, which may subject us to sovereign immunity risks and could subject us to additional compliance costs.

USE OF PROCEEDS

The net proceeds to Empire Global Gaming, Inc. from the sale of the shares of common stock offered are estimated to be approximately net $2,477,850 if all shares in this offering are sold, provided the offering expenses are $22,150.  Although this offering is self-underwritten by the Officers and Directors, certain “underwriting cost” will be incurred.  The “underwriting cost” consist of certain filing, legal and accounting fees. Empire Global Gaming, Inc. intends to use these proceeds for construction, working capital and general corporate purposes, as follows:

The following table shows the Company’s use of proceeds if 25%, 50%, 75%, and/or 100% of the shares are sold. Further, there can be no assurance that any shares will be sold in this offering. The company intends to raise two million, five hundred thousand USD ($2,500,000) through a Form S-1 registration as mentioned in the Form S-1 section above. Selling 10,000,000 shares of its common stock at $0.25 per share will result in the dilution of ownership by approximately 16.66%. The total outstanding shares at completion of the offering will be 60,000,000. The company’s net proceeds from the offering will be $2, 477,850 net of self  underwriting cost.

The following table shows EGGI's use of net proceeds if 25%, 50%, 75%, and/or 100% of the shares sold.   Further, there can be no assurance that any shares will be sold in this offering.  This offering is “self-underwritten” and shares will be sold without the use of an underwriter.

	25%	50%	75%	100%

Construction of prototypes	185,000	250,000	250,000	250,000
Advertising	100,000	120,000	120,000	120,000
Legal & Accounting	60,000	60,000	60,000	60,000
Website	25,000	35,000	40,000	40,000
General & Administrative	115,000	210,000	240,000	240,000
Gaming Consultants	100,000	200,000	250,000	250,000
Working capital	17,850	352,850	892,850	1,517,850

Totals	$602,850	$1,227,850	$1,852,850	$2,477,850

As previously mentioned in this prospectus, we must raise a minimum of $100,000 in the next twelve months otherwise we may temporarily or permanently have to cease operations.  Empire Global Gaming, Inc. presently has enough cash to satisfy cash requirements for six months from the date of this prospectus or June 7 , 2011.  Considering the average monthly expenditures or monthly “burn rate” of $17,000, the Company will need to raise a minimum of $100,000 to satisfy its cash requirements for the next 12 months. After self  underwriting cost of $22,150 the net proceeds will be $77,850 or $12,975 per month for the next six months. Management will be required to reduce the “burn rate” to $12,975 per month buy cutting overhead to only G&A, legal, accounting and website promotion. Website promotion would remain at $2,085 while G&A, legal and accounting would be cut to approximately $11,000. Then actively seek other financing. Should additional financing beyond 12 months be required, the Company will need to raise $155,700 per year or $12,975 per month to continue minimal ongoing operations.

The allocation of the net proceeds of the Offering set forth above represents EGGI's best estimates based upon its current plans and certain assumptions regarding industry and general economic conditions and EGGI's future revenues and expenditures.  If any of these factors change, EGGI may find it necessary or advisable to reallocate some of the proceeds within the above-described categories. Working capital includes payroll, office expenses and supplies, insurance, and other general expenses.  None of the proceeds are allocated to officers’ salaries, or payments to any directors or affiliates.

Proceeds not immediately required for the purposes described above will be invested temporarily, pending their application as described above, in short-term United States government securities, short-term bank certificates of deposit, money market funds or other investment grade, short-term, interest-bearing instruments.

DETERMINATION OF OFFERING PRICE

As of the date of this prospectus, there is no public market for our common stock. The offering price of $0.25 per share was determined arbitrarily by us and should not be considered an indication of the actual value of our company or our shares of common stock.  It was not based on any established criteria of value and bears no relation to our assets, book value, earnings or net worth.  In determining the offering price and the number of shares to be offered, we considered such factors as the price paid by both initial and subsequent investors, our financial condition, our potential for profit and the general condition of the securities market.

We decided on the offering price of $0.25 per share because we believe that the price of $0.25 per share will be the easiest price at which to sell the shares. The price of the common stock that will prevail in any market that develops after the offering, if any, may be higher or lower than the price you paid. There is also no assurance that an active market will ever develop in our securities.  You may not be able to resell any shares you purchased in this offering.  Our common stock has never been traded on any exchange or market prior to this offering.

DILUTION

As of September 30, 2010, Empire Global Gaming, Inc.’s net tangible book value was $ 87,131 , or $0.001 7 per share of common stock.  Net tangible book value is the aggregate amount of Empire Global Gaming, Inc.’s tangible assets less its total liabilities.  Net tangible book value per share represents Empire Global Gaming, Inc.’s total tangible assets less its total liabilities, divided by the number of shares of common stock outstanding.  After giving effect to the sale of 10,000,000 shares at an offering price of $0.25 per share of Common stock, application of the estimated net sale proceeds ($2,477,850 after deducting offering expenses of $22,150 resulting in a net price per share of $0.2478 if all shares are sold) Empire Global Gaming, Inc’s net tangible book value as of the closing of this offering would increase from $0.001 7 to $0.042 8 per share.  This represents an immediate increase in the net tangible book value of $0.0 41 per share to current shareholders, and immediate dilution of $0.20 5 per share to new investors, as illustrated in the following table:  (Gross offering share price of $0.25 is reduced to $0.2478 (rounded) after deducting offering expenses.)

If 100% of the offering is sold: 10,000,000 shares @ $0.2 5 = $2,478,000 net proceeds

Public offering price per share of common stock .................................  $ 0.25
Net tangible book value per share before..............................................  $ 0.00 17
Increase per share attributable to old investors...................................  $ 0.041
Net tangible book value per share after offering..................................  $ 0.0427
Dilution per share to new investors.......................................................  $ 0.207 3
Percentage dilution................................................................................... 83.00%

If 75% of the offering is sold: 7,500,000 shares @ $0. 25 = $1,858,500 net proceeds

Public offering price per share of common stock ................................   $ 0.25
Net tangible book value per share before.............................................   $ 0.00 17
Increase per share attributable to old investors...................................  $ 0.0 32
Net tangible book value per share after offering..................................  $ 0.0 337
Dilution per share to new investors.......................................................  $ 0.216 3
Percentage dilution...................................................................................  87%

If 50% of the offering is sold: 5,000,000 shares @ $0. 25 = $1,239,000 net proceeds

Public offering price per share of common stock ................................   $ 0.2 5
Net tangible book value per share before .............................................  $ 0.00 17
Increase per share attributable to old investors...................................  $ 0.02 22
Net tangible book value per share after offering..................................  $ 0.02 39
Dilution per share to new investors.......................................................  $ 0.22 61
Percentage dilution...................................................................................  90%

If 25% of the offering is sold: 2,500,000 shares @ $0.2 5 = $619,500 net proceeds

Public offering price per share of common stock ................................   $ 0. 25
Net tangible book value per share before .............................................  $ 0.00 17
Increase per share attributable to old investors...................................  $ 0.0 114
Net tangible book value per share after offering..................................  $ 0.0 131
Dilution per share to new investors.......................................................  $ 0.236 9
Percentage dilution..................................................................................   95%

PLAN OF DISTRIBUTION

The Shares shall be offered on a self underwritten basis in the States of Nevada, New York, New Jersey, California, Florida and in the District of Columbia, and to investors outside the Unites States.  The offering is self underwritten by the Company, which offers the Shares directly to investors through officer Nicholas Sorge, Sr., who will offer the shares by prospectus and sales literature filed with the SEC, to friends, former business associates and contacts, and by direct mail to investors who have indicated an interest in the Company.  The offering is a self underwritten offering, which means that it does not involve the participation of an underwriter or broker and will be conducted solely by the officers and directors of Company who are exempt from broker-dealer registration and will conduct the offering within the provisions of Securities Exchange Act Rule 3a4-1 et.seq.

The offering of the Shares shall terminate August 31, 2011.  We reserve the right to reject any subscription in whole or in part or to allot to any prospective investor less than the number of Shares subscribed for by such investor.

There is no established public market for Empire Global Gaming, Inc.’s common stock, and the offering price has been arbitrarily determined.  There can be no assurance that a public market for the common stock will ever develop.

The first $22,150 in capital raised from this offering will be used to pay the costs of the offering.  Funds received in the offering will be immediately available to us for use and will not be placed in an escrow or trust account.  There is no minimum number of shares that must be sold in order for us to use any of the proceeds of this offering.

LEGAL PROCEEDINGS

Empire Global Gaming, Inc. is not subject to any pending litigation, legal proceedings or claims.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Identification of Officers and Directors

The members of the Board of Directors of Empire Global Gaming, Inc. serve until the next annual meeting of stockholders, or until their successors have been elected.  The officers serve at the pleasure of the Board of Directors.

The current executive officers, key employees and directors of Empire Global Gaming, Inc. are as follows:

Name	Age	Position	Director Since
Nicholas Sorge, Sr.	46	President & Director	May 2010
Dolores Marsh	68	Secretary, Chief Financial Officer & Director	May 2010

Nicholas Sorge, Sr. is the founding and current President and Director of Empire Global Gaming, Inc. and has been since his appointment to the Board of Directors on May 11, 2010.  He personally created a revolutionary new system for roulette which led him to obtain U.S. Patents pertaining to roulette and other games.  He has licensed Empire Global Gaming, Inc. as the exclusive licensee for four of his patents covering fourteen roulette games.  For the past 27 years Mr. Sorge has served Pallets R Us, Inc. of Bellport, New York, as its President.  Pallets R Us, Inc. is an industrial pallet manufacturer servicing the tri-state area of New York, New Jersey, Connecticut & Pennsylvania since 1984.

Dolores Marsh is the current Secretary, Chief Financial Officer and Director of Empire Global Gaming, Inc. since May 11, 2010.  Ms. Marsh is a native of New York and lives in Manhattan.  She graduated from NYU in 1959 with a BA in Business.  She founded The Media Department of New York in 1980 and has served as its President and CEO for the past thirty years.  The Media Department of New York is a successful independent media planning and buying company with offices in midtown and downtown New York City.  The company works with national advertising agencies and clients offering them complete media capabilities.

Directorships in Other Public Companies

Neither of our directors serves as a director of any other reporting company.

No Involvement in Certain Legal Proceedings

During the past ten years, none of our executive officers/directors have been involved in any of the following:

1.
A petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of  any officer or director, or any partnership in which any officer or director was a general partner at or within two years before the time of such filing, or any corporation or business association of which any officer or director was an executive officer at or within two years before the time of such filing;

2.	No officer or director was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.
No officer or director was the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

i.
Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii.	Engaging in any type of business practice; or

iii.	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4.
No officer or director was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

5.
No officer or director was found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6.
No officer or director was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.
No officer or director was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i.	Any Federal or State securities or commodities law or regulation; or

ii.
Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii.	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.
No officer or director was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

DESCRIPTION OF SECURITIES

The authorized capital stock of Empire Global Gaming, Inc. consists of 980,000,000 shares of Common stock, $.001 par value per share. Upon consummation of this Offering, there will be outstanding 60,000,000 shares of Common stock.

Common Stock

Holders of Common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders, including the election of directors.

Holders of common stock do not have subscription, redemption or Conversion rights, nor do they have any preemptive rights.

Holders of common stock do not have cumulative voting rights, which mean that the holders of more than half of all voting rights with respect to common stock can elect all of Empire Global Gaming, Inc’s directors.  The Board of Directors is empowered to fill any vacancies on the Board of Directors created by resignations, subject to quorum requirements.

Holders of Common stock will be entitled to receive such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefore, and will be entitled to receive, pro rata, all assets of the Company available for distribution to such holders upon liquidation.

All outstanding shares of Common stock are, and the Common stock offered, upon issuance and sale, will be, fully paid and non-assessable.

There are 30 shareholders of record as of the date of this prospectus.

Change in Control Provisions

There are no provisions in our charter or bylaws that would delay, defer or prevent a change in our control.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Price Range of Securities

Empire Global Gaming, Inc.’s common stock is not listed or quoted at the present time, and there is no present public market for Empire Global Gaming, Inc.’s common stock.  Empire Global Gaming, Inc. has not yet obtained a market maker who will agreed to file an application for Empire Global Gaming, Inc.’s securities to be quoted on Financial Industry Regulatory Authority (“FINRA”) OTC Bulletin Board, upon the effectiveness of this Registration Statement, but the obtaining of a quotation is subject to FINRA approval, and there can be no assurance that Empire Global Gaming, Inc.’s stock will be quoted on the Bulletin Board.  Thus, there can be no assurance that the FINRA will accept Empire Global Gaming, Inc.’s market maker's application on Form 211.  Therefore, there can be no assurance that a public market for Empire Global Gaming, Inc.’s common stock will ever develop.

No Market for Our Shares

As of the date of this prospectus and for the foreseeable future there is no public or private market for our common shares. Nor is there any assurance that a trading market will ever develop, or, if developed, that it will be sustained.  A purchaser of shares may, therefore, find it difficult to resell the securities offered herein should he or she desire to do so when eligible for public re-sales.  Furthermore, the shares are not marginal and it is unlikely that a lending institution would accept the shares as collateral for a loan.  In the event there is no market for our shares, you could suffer a total loss of all monies paid to us for your shares.  No assurance can be given that we will be able to successfully complete this initial public offering of our common stock and develop and sustain a public market for our common stock.  We have had discussions with several broker-dealers regarding application for quotation on the OTCBB but we have not selected a broker-dealer to make application as of yet.

Effect of Penny Stock Reform Act and Rule 15g-9

When and if we have a market for our common stock, shares will be subject to the Penny Stock Reform Act which may affect your ability to sell your shares in any secondary market.

Penny Stock Reform Act. In October 1990 Congress enacted the Penny Stock Reform Act of 1990 to counter fraudulent practices common in penny stock transactions. Under Rule 3a51-1 of the Exchange Act a security will be defined as a “penny stock” unless it is:
•	listed on approved national securities exchanges;
•
a security registered or approved for registration and traded on a national securities exchange that meets specific guidelines, where the trade is effected through the facilities of that  national exchange;

•	a security listed on NASDAQ;
•	a security of an issuer that meets minimum financial requirements; or
•	a security with a price of at least $5.00 per share in the transaction in question or that has a bid quotation, as defined in the Rule, of at least $5.00 per share.

Under the Penny Stock Reform Act, brokers and/or dealers, prior to effecting a transaction in a penny stock, will be required to provide investors with written disclosure documents containing information concerning various aspects involved in the market for penny stocks as well as specific information about the subject security and the transaction involving the purchase and sale of that security. Subsequent to the transaction, the broker will be required to deliver monthly or quarterly statements containing specific information about the subject security. These added disclosure requirements will most likely negatively affect the ability of purchasers herein to sell their securities in any secondary market

Rule 15g-9 promulgated under the Exchange Act imposes additional sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers. For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Consequently, the rule may also affect the ability of purchasers in this offering to sell their securities in any secondary market. Newly adopted regulations will require a two-business day delay prior to execution of a trade in a penny stock by a broker dealer. These requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules.

Possible Issuance of Additional Securities

We may need additional financing to grow our proposed business.  If we are able to raise additional funds and we do so by issuing equity securities, you may experience significant dilution of your ownership interest and holders of the new securities issued may have rights senior to those of the holders of our common stock.  If we obtain additional financing by issuing debt securities, the terms of these securities could restrict or prevent us from paying dividends and could limit our flexibility in making business decisions. In this case, the value of your investment could be reduced.

Transfer agent, warrant agent and registrar

The transfer agent, warrant agent and registrar for the Common stock is; American Registrar & Transfer Company, 342 East 900 South, Salt Lake City, UT 84110; telephone (801) 363-9065.

Shares Eligible for Future Sale

Upon completion of this Offering, Empire Global Gaming, Inc. will have 60,000,000 shares of Common stock outstanding.  All shares sold in this offering will be registered.  Any new offering of shares by Company will require to be registered pursuant to the Securities Act of 1933, as amended unless the sale of such shares are exempt from registration.  However, any share purchased by an affiliate (in general, a person who is in a control relationship with Empire Global Gaming, Inc.), will be subject to the limitations of Rule 144 promulgated under the Securities Act.  Of the 60,000,000 shares of Common stock that will outstanding, 4 1 ,000,000 shares of restricted stock were issued to our two directors as founders’ shares which may become eligible for resale in 2011 provided rule 144 requirements are met.

Rule 144, as amended effective February 15, 2008, provides that the holding period will decrease to six months after which resales can be made by affiliates if current public information is available, subject to volume limitations and manner of sale requirements, and subject to the filing of a Form 144.  Resales for non-affiliates under the amended Rule can be made after six months and are unlimited so long as current public information exists. After one year non-affiliates need not comply with Rule 144.

Prior to this registration, there has been no public trading market for the common stock and we cannot predict the effect, if any, that public sales of shares of common stock or the availability of shares for sale will have on the market prices of the common stock. Nevertheless, the possibility that a substantial amount of common stock may be sold in the public market may adversely affect prevailing market prices and could impair our ability to raise capital through the sale of its equity securities.

OTC Bulletin Board

We intend to apply to have our shares cleared for trading on the Over the Counter Bulletin Board (OTCBB). We have had discussions with several broker-dealers regarding application for quotation on the OTCBB but we have not selected a broker-dealer to make application as of yet, nor do we have a proposed symbol.

Holders

We currently have thirty shareholders.

Dividend Policy

Empire Global Gaming, Inc. has never declared or paid cash dividends on its capital stock.  Empire Global Gaming, Inc. currently intends to retain earnings, if any, to finance the growth and development of its business and does not anticipate paying any cash dividends in the foreseeable future.

INTERESTS OF NAMED EXPERTS

The Financial Statements of Empire Global Gaming, Inc. as of September 30, 2010 included in this Prospectus and elsewhere in the Registration Statement have been audited by, Paritz & Company, P.A., independent public accountant for Empire Global Gaming, Inc. as set forth in their reports thereon appearing elsewhere herein, and are included in reliance upon such reports, given upon the authority of such firm as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the following provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the shares being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

DESCRIPTION OF BUSINESS

The following discussion should be read in conjunction with Empire Global Gaming, Inc. Financial Statements, including the Notes thereto appearing elsewhere in this Prospectus.

Company Overview, Business Development, History and Organization

Empire Global Gaming, Inc. was organized on May 11, 2010 and has just recently commenced operations in June, 2010.  Empire Global Gaming, Inc. was founded to develop, manufacture and sell *Class II & **Class III Casino electronic and table games for the general public and casinos worldwide.  The company owns exclusive rights through an exclusive license agreement to four U.S. Patents related to “roulette” that cover fourteen different roulette games.  The Company has obtained an Exclusive License Agreement from Mr. Nicholas Sorge Sr. to manufacture, market, sell, distribute and sublicense for a period of ten years the above referenced gaming products.  The license of the patents was acquired from Mr. Nick Sorge Sr. at historical cost which was determined to be zero.

The License Agreement further provides among other things that:

1.  The Company will pay to Licensor a royalty equal to 15% to 33% of sales based upon the number of tables sold or licensed to any casino. The sliding scale commences from 1 through 149 tables at 15 % and increases incrementally to 33% for 900 tables or more.
2.  The License Agreement may be terminated by Licensor in the event that Licensor is not earning at least $5,000 per month in royalty payments thirty months from the date of May 12, 2010, or Licensor is not earning at least $10,000 a month in royalty payments at four years from May 12, 2010, or Licensor is not earning at least $12,000 per month in royalty payments at five years after May 12, 2010.
3.  Failure of Licensor to make any termination as provided in paragraph two above does imply a waiver of Licensor’s right to do so.
4.  In the event of any termination of the License Agreement for any reason. Licensee may maintain any tables installed prior to the date of termination for as long as desired provided Licensee continues to pay Licensor the royalty amounts required pursuant to the terms of the License Agreement.
5.  Licensor shall have the sole right but not the duty to defend or prosecute patent infringement claims.
6.  The 4 roulette patents which are the subject of the Exclusive License Agreement expire on March 24, 2026, February 10, 2027, October 29, 2027 and January 2, 2028.
7.  The initial term of the Exclusive License Agreement expires ten years after commencement and automatically renews from year to year thereafter.
8.  Licensor may request of Licensor to grant a new third party license covering the licensed patents and we may not unreasonably deny such request to include the resulting modification of the exclusive license agreement to a non-exclusive license with respect to the approved third party and approved country.

Management does not foresee any environmental impacts from the marketing, sale, or licensing of the Company’s products.  The Company does not contemplate manufacturing the products to be sold by the Company but intends to sub-contract for their manufacture.

EGGI also sells a complete line of public & casino grade gaming products for roulette, blackjack, craps, baccarat, mini baccarat, pinwheels, Sic Bo, slot machines, poker tables and bingo games.

The Company’s e-commerce website has been launched, is fully operational and generating revenue . Empire Global Gaming, Inc. currently has only minimal revenue and has net losses consisting of pre-operating and start-up expenses, of $86,869. The company is actively engaged in selling its 20 page catalog of Class II and Class III gaming items consisting of approximately 195 products on its website. The e-commerce site was opened on December 3 , 2010. Gaming items being sold range from $0.25 to $5,700. EGGI’s customers are casinos, party rental companies and public gaming enthusiasts. The primary marketing targets are the casinos and party companies. EGGI has developed its own e-mail list of thousands of targeted customers that will be sent out at different intervals, calling attention to our website and special offers. Our webmaster has arranged priority search engine positioning to attract the public buyers. EGGI expects e-commerce sales profits to more than offset its current “burn rate” starting December 31, 2010. EGGI’s website is located at: www.empireglobalgaminginc.com

EGGI’s primary focus will be the development, operation and promotion of its patented roulette games. The Company’s ultimate goal is to license these games for royalties to casinos throughout the world, thereby building residual income for its shareholders. Upon completion of its public offering, the Company intends to make application with the various prominent gaming control boards in the United States to obtain approval of the Company’s licensed roulette games.  In order to accomplish the approval of the sale and use of the roulette games, the Company intends to first file an application to obtain licensing of its roulette games in the State of New Jersey. We anticipate that the licensing process will take between six and twelve months to complete.  Thereafter, EGGI will launch its advertising and marketing program to casinos throughout New Jersey. Until that is accomplished, EGGI will rely on e-commerce sales profits to sustain itself financially.

Empire Global Gaming, Inc.’s common stock is not listed on any recognized exchange or quoted on any quotation medium. There can be no assurance that its common stock will ever develop a market. The Company’s auditors have issued a going concern opinion on our audited financial statement that raises substantial doubt as to our ability to continue as a going concern. The company’s fiscal year end is December 31.

*Class II:  small electronic home games (slot machines and roulette wheels under thirty inches in diameter) purchased in retail stores such as Wal-Mart or Target.
**Class III:  Casino only.

Plan of Operations-In General

Upon completion of its public offering, the Company intends to make application with the various prominent gaming control boards in the United States to obtain approval of the Company’s licensed roulette games.  In order to accomplish the approval of the sale and use of the roulette games, the Company intends to first file an application to obtain licensing of its roulette games in the State of New Jersey.  The Company will engage experienced counsel to represent it in the licensing process.  Once licensing is obtained in the State of New Jersey, then the Company intends to apply for licensing in the State of Nevada. The Company intends to commence marketing and sale of its roulette games in the State of New Jersey immediately upon receiving approval and licensing from the State of New Jersey Gaming Control Board and the Company will commence the sale and marketing of the roulette games in Nevada after receiving approval and licensing from the Nevada Gaming Control Board.  The Company has engaged Gaming Laboratories International of Lakewood, New Jersey to assist it in the processing of the licensing applications in all jurisdictions.

EGGI presently buys its roulette wheels from an unrelated manufacturer and installs its patented wheel patterns in the Company’s New York facility.  None of these have been sold to date but will be ready to be shipped once the licensing casinos is permitted.  The Company will make a determination as the economics of manufacturing of wheels, boards and tables at a later time when it has the resources to consider doing so.  Until then we will continue to use our current suppliers.

World Wide Market
Casino City (www.casinocity.com/casinos/) reports that there are currently over 5,000 gambling casinos worldwide indicating that EGGI’s market is in over 140 counties worldwide.  The company will manufacture and sell or license gaming hardware to licensees beginning in the United States and Canadian casino markets.  Once established, the company will extend its marketing efforts to other parts of the world.

Facilities
The main office and manufacturing facility of EGGI is located at 555 Woodside Ave. Bellport, New York 11713.  Here, the company has over 11,000 square feet of manufacturing space available as needed.  The offices and required space are provided to EGGI rent free by the company’s President and CEO, Nicholas Sorge.

Patents

The four roulette patents which have been licensed to the Company have changed the game of roulette by moving the location of the numbers as they previously appeared on the roulette wheel and on the roulette table to new and various locations which changes the old sequence of numbers in use prior to the issuance of the patents licensed to the Company.  The manufacturing of the tables and roulette wheels will be outsourced to various manufacturers who will construct the tables and roulette wheels to the specifications of the Company.  The tables and wheels, as well as other manufactured products, such as poker tables, dice, poker chips and other products in the Company’s catalog, will be outsourced to the same or other manufacturers.  The Company does not intend to manufacture any products.

The Company intends to sell and distribute its products directly and in particular will enter into licensing agreements directly with casinos for royalty payments for the use of the patented roulette games.

As previously stated the Company owns exclusive rights through an exclusive license agreement to four U.S. Patents related to “roulette” that cover fourteen different roulette games via an Exclusive License Agreement granted by Mr. Nicholas Sorge Sr. to manufacture, market, sell, distribute and sublicense these patented roulette games.  The Company will license these games for royalties to casinos throughout the world, after obtaining approval from the appropriate regulatory agency in each state or country, as is applicable, thereby building residual income for its shareholders.  The Exclusive License Agreement enables EGGI to contract with casinos for the use of its patented games and receive monthly royalty payments.  The Company anticipates that it will obtain a minimum payment, from each casino, of $200 per roulette game per month.  From that $200 royalty payment made to the Company per month per table, 15% ($30) will be paid by the Company to the patent owner, Nicholas Sorge, Sr. and the Company will retain 85% ($170).  For example, Atlantic City has approximately 13 casinos that have an average of 10 roulette games each.  EGGI intends to contract with each of those casinos and collect royalty payments on 130 roulette games of $22,100 per month or annual income of $265,200.  The Company will also sell its patented roulette wheels and ongoing maintenance contracts as additional income.  The Company expects to be able to lease its roulette games in Nevada, after regulatory approval is obtained in Nevada.  There are about 28 other states in the United States that permit the playing of roulette in casinos located within their jurisdictions.

Upon completion of its public offering, the Company intends to make application with the various prominent gaming control boards in the United States to obtain approval of the Company's licensed roulette games.  In order to accomplish the approval of the sale and use of the roulette games, the Company intends to first file an application to obtain licensing of its roulette games in the State of New Jersey.  Thereafter, EGGI will launch its advertising and marketing program to casinos throughout New Jersey.  Until that is accomplished, EGGI will rely on e-commerce sales profits to sustain itself financially.

The Company has taken certain steps to become fully “e-commerce” operational while awaiting Gaming Board approvals.  Management has established a merchant account for its web business with Wells Fargo Bank and has officially opened its website for business.  EGGI is now actively engaged in selling the products listed in the company’s 20 page catalog of Class II and Class III gaming items consisting of approximately 195 products on its website.  Gaming items being sold range from $0.25 to $5,700 and consist of roulette wheels, roulette tables, poker products, including chips, tables and various other gambling products.  EGGI’s customers are casinos, party rental companies and public gaming enthusiasts. The primary marketing targets are the casinos and party companies.  EGGI has developed its own e-mail list of thousands of targeted customers that will be e-mailed at different intervals, calling attention to our website and special offers.  Our webmaster has arranged priority search engine positioning to attract the public buyers.  EGGI expects e-commerce sales profits during the month of December, 2010 will offset its current “burn rate” starting December 31, 2010.  EGGI’s website is located at:  www.empireglobalgaminginc.com.

Patent # - US 7,588,250 B2 (Expiration Date  March 24, 2026) &
Patent # - US 7,566,056 B2 (Expiration Date  February 10, 2027)
Balanced American Roulette – A Roulette game with 36 numbers being 1-36 plus 0 and 00.  38 numbers on the wheel and board layout.  GLI survey vs. Standard American Roulette.   Balanced European Roulette – A Roulette game with 36 numbers being1-36 plus a 0.  Also, 37 numbers on the wheel and board layout.  GLI survey vs. Standard European Roulette.

Patent - # US 7,637,503 B2 (Expiration Date  January 4, 2028)
37 – 38 Number Roulette Layout Digit Bets – Standard American Roulette, Standard European Roulette, Balanced American Roulette, Balanced European Roulette and side bets for Roulette Layout.
Balanced Super 61, 62, 63, and 64 Roulette Digit Bets – Side bets for Super Roulette.

Patent # - US 7,694,971 B2 (Expiration Date  October 29, 2027)
Balanced Super 61, 62, 63, and 64 Roulette – A Roulette game with 60 numbers 1-60 with only a 0 or 0 and 00 or 0 and 00 and 000 or 0 and 00 and 000 and 0000 totaling 61 numbers, 62 numbers, 63 numbers, and 64 numbers total on the wheel and board layout.

Explanation of the new game of Balanced Roulette

Balanced Roulette is an invention consisting of a new arrangement of numbers around the American (double-zero) and European (single-zero) roulette wheels, and corresponding changes in the betting table layout to which numbers are colored red and black.

The purpose of the new arrangement is to make the numbers in multi-number bets be more evenly distributed around the wheel. This reduces the effect of a biased wheel on the return of the multi-number bets. It also reduces the correlation between some multi-number bets, because the red and black numbers are more evenly distributed relative to the way other bets group the numbers.

Research and development in the last two years

All funds attributed to the development of our business have been included in our other operating expenses.

Number of employees

Empire Global Gaming, Inc. presently employs Nicholas Sorge, Sr., its President and Director, and Dolores Marsh, as its Chief Financial Officer, Secretary and Director who each devote approximately 25 hours per week, on the business of Empire Global Gaming, Inc.

Reports to Security Holders

We have filed a Registration Statement on Form S-1 to which this Prospectus is made a part of with the Securities and Exchange Commission (“SEC”.)  Following the effective date of this registration statement we will be required to comply with the reporting requirements of the Securities and Exchange Act or 1934 (the “Exchange Act”.) We will file annual, quarterly and other reports with the SEC.

For further information, reference is made to the Registration Statement and to the exhibits filed therewith.  Copies of the complete Registration Statement, including exhibits may be examined at the office of the Securities and Exchange Commission at 100 F Street, NE, Washington, D.C. 20549, through the EDGAR database at www.sec.gov or may be obtained from this office on payment of the usual fees for reproduction.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0300.  We are an electronic filer and will file annual, quarterly and other reports with the Securities and Exchange Commission, which will also be available at www.sec.gov.

MANAGEMENT’S DISCUSSION AND ANAYLSIS OF FINANCIAL CONDITION AND PLAN OF OPERATION

BUSINESS STRATEGY

In general.

We presently sell or lease our products in the United States but contemplate selling and leasing our products worldwide, in the future. The Company controls patented new technology that will have a profound impact on roulette games worldwide. The Company will immediately begin the licensing process with the various gaming control boards and commissions in the United States and eventually worldwide. The Company intends to apply for licensing of the Balanced Roulette game with the New Jersey Gaming Control Board and thereafter with the Nevada Gaming Control Board.  We anticipate that the licensing process will take between six and twelve months to complete.  The Company has recently commenced operations as of June, 2010. The Company is in the process of making agreements with manufacturers of the gaming products it intends to sell and to hire legal counsel to represent it in the application with the New Jersey Gaming Control Board to obtain all licenses necessary to sell and license its products with gaming casinos conducting business in the State of New Jersey. Although the Company has obtained the license for the manufacturing, sale, marketing and licensing of the 4 roulette patents, the Company has not developed or manufactured any products for license, lease or sale to third parties as of yet. We may use a portion of the net proceeds from the sale of common stock to construct prototypes.

The Company has not, as of yet, arranged for any lines of credit, and we have no commitments, written or oral, from officers, directors or shareholders to provide the Company with advances, loans or other funding for our operations.

Market and Competition.

The company will manufacture and sell or license gaming hardware to licensees beginning in the United States and Canadian casino markets.  Once established, the company will extend its marketing efforts to other parts of the world.  The Company has no competition other than existing games in place being utilized by casinos worldwide.

Critical Accounting Estimates

The preparation of financial statements in conformity with accounting principals generally accepted in the United States of America required management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. On an on-going basis, we evaluate our estimates, based on historical experience, and various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.  Actual results could differ from those estimates.

Results of Operations for the period ended September 30, 2010

Empire Global Gaming, Inc. was incorporated on May 11, 2010, and as such has no meaningful results of operations for the period ended September 30, 2010.

Commitment and Contingencies

None.

Off-Balance Sheet Arrangements

None.

Going Concern

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern.  To date, the Company generated no revenue, is considered a development stage company, has experienced recurring net operating losses, had a net loss of $86,869 for the period of May 11, 2010 to September 30, 2010 and working capital of $87,131 at September 30, 2010.   Because of these factors our auditors have issued a going concern opinion on our audited financial statements that raises substantial doubt about the Company’s ability to continue as a going concern. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty. We will need to raise funds or implement our business plan to continue operations.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management’s plan is to obtain such resources for the Company by obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses and seeking equity and/or debt financing. However management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Liquidity and Capital Resources – Plan of Operation for the Next Twelve Months

Cash Flows and Capital Resources

Empire Global Gaming, Inc. had as of September 30, 2010 the sum of $83,119 with which to satisfy any future cash requirements. We have paid for various expenses related to this offering and therefore we anticipate that Empire Global Gaming, Inc. will need a minimum of $100,000 to satisfy its cash requirements for the next 12 months after taking into account the cash available as of September 30, 2010.

We must raise a minimum of $100,000 in the next twelve months otherwise we may temporarily or permanently have to cease operations.

Empire Global Gaming, Inc. presently has enough cash to satisfy cash requirements for six months from the date of this prospectus or June 7 , 2011. Considering the average monthly expenditures or monthly “burn rate” of $17,000. The Company will need to raise a minimum of $100,000 to satisfy its cash requirements for the next 12 months.   After underwriting cost of $22,150 the net proceeds will be $77,850 or $12,975 per month for the next six months. Management will be required to reduce the “burn rate” to $12,975 per month buy cutting overhead to only G&A, legal, accounting and website promotion. Website promotion would remain at $2,085 while G&A, legal and accounting would be cut to approximately $11,000.  Then actively seek other financing. Should additional financing beyond 12 months be required, the Company will need to raise $155,700 per year or $12,975 per month to continue minimal ongoing operations.

Empire Global Gaming, Inc. does not anticipate any further research and development of any products, nor does it expect to incur any research and development costs. Empire Global Gaming, Inc. does not expect the purchase or sale of plant or any significant equipment, and it does not anticipate any change in the number of its employees, with the exception of the fact that it intends to hire additional clerical employees. Empire Global Gaming, Inc. has no current material commitments. Empire Global Gaming, Inc. has generated no revenue since its inception.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Transactions with Management and Others

Since inception on May 11, 2010, the following transactions, series of similar transactions, currently proposed transactions, or series of currently proposed similar transactions, to which we were or are to be a party, in which the amount involved exceeded either $120,000 or one percent of the average of our total assets at the year end of our last three fiscal years, whichever is less, and in which any director or executive officer, or any security holder who is known to us to own of record or beneficially more than five percent of our common stock, or any member of the immediate family of any of the foregoing persons is a party are as follows:

Empire Global Gaming, Inc.’s management received 41,000,000 shares or restricted stock as compensation for contributing the business plan to the company and for  services. These 41,000,000 shares have been accepted as full compensation for management’s past services rendered.  Nicholas Sorge, Sr., President and Director received 40,000,000 shares for his services to the Company including developing the business plan for the company and all other miscellaneous administrative matters on behalf of the Company.  Dolores Marsh, Secretary, Chief Financial Officer, Controller and Director received 1,000,000 shares for her services to the Company including developing, along with Nicholas Sorge, Sr., the business plan for the company, devoting the time and skill necessary to negotiate with various vendors and undertaking various administrative matters on behalf of the Company.

Nicholas Sorge, Sr. loaned the Company the sum of $2,000 for monies to use to get the Company started and to pay for various out of pocket expenses.  It has been repaid by the Company.

The Company has obtained a License Agreement from Mr. Nicholas Sorge Sr., an officer and director of the Company, to manufacture, market, sell, distribute and sublicense for a period of ten years the above referenced gaming products.  The license of the patents was acquired from Mr. Nick Sorge Sr. at historical cost which was determined to be zero.

The License Agreement further provides among other things that:
1.  The Company will pay to Licensor a royalty equal to 15% to 33% of sales based upon the number of tables sold or licensed to any casino.  The sliding scale commences from 1 through 149 tables at 15 % and increases incrementally to 33% for 900 tables or more.
2.  The License Agreement may be terminated by Licensor in the event that Licensor in not earning at least $5,000 per month in royalty payments thirty months from the date of  May 12, 2010, or Licensor is not earning at least $10,000 a month in royalty payments at four years from May 12, 2010, or Licensor is not earning at least $12,000 per month in royalty payments at five years after May 12, 2010.
3.  Failure of Licensor to make any termination as provided in paragraph two above does imply a waiver of Licensor’s right to do so.
4.  In the event of any termination of the License Agreement for any reason, Licensee may maintain any tables installed prior to the date of termination for as long as desired provided Licensee continues to pay Licensor the royalty amounts required pursuant to the terms of the License Agreement.
5.  Licensor shall have the sole right but not the duty to defend or prosecute patent infringement claims.

The 4 roulette patents which are the subject of the License Agreement expire on March 24, 2026, February 10, 2027, October 29, 2027 and January 2, 2028.

8,000,000 shares were issued for past services rendered to Empire Global Gaming, Inc. are as follows: 100,000 shares to Douglas J. Biloitti valued at $100 for certain legal services ; 2,500,000 shares to Henry Casden valued at $2500 for certain legal services and 2,500,000 shares to Tom Yarbray valued at $2500 for certain consulting services. 2,900,000 shares to Francine A. Sorge, valued at $2,900, for administrative services. Francine A. Sorge is the wife of Nicholas Sorge, Sr.
EXECUTIVE COMPENSATION

The following table sets forth the cash and non-cash compensation paid by the Company to its President and all other executive officers for services rendered to date.  No salaries are being paid at the present time.  There were no grants of options or SAR grants given to any executive officers during the current fiscal year.

Summary Compensation Table

Name and principal position	Year	Salary	Bonus	Stock awards		Option awards	Non-equity incentive plan compensation	Change in pension value and nonqualified deferred compensation earnings	All other compensation	Total
(a)	(b)	(c)	(d)	(e)		(f)	(g)	(h)	(i)	(j)
Nicholas Sorge, Sr. President	2010	0	0	$40,000	(1)	0	0	0	0	$40,000

Dolores Marsh Chief Financial Officer	2010	0	0	$1,000	(1)	0	0	0	0	$1,000

(1).  Valuation of the shares granted to executives was based upon the fair value of the shares when granted pursuant to FASB ASC Topic 718.  Shares were granted and delivered at the time of the incorporation of the Company and were for services rendered to the Company in the development of the business plan and for services to the Company in the performance of duties as officers and directors of the company. The shares were valued at .001 per share.

Empire Global Gaming, Inc. has made no provisions for cash compensation to its officers and directors. Empire Global Gaming, Inc.’s management received 41,000,000 shares or restricted stock as compensation for contributing the business plan to the company and for services. These 41,000,000 shares have been accepted as full compensation for management’s services for the first year of operation. The amounts listed in the Stock Awards column above have been calculated based upon the aggregate grant date value computed in accordance with FASB ASC Topic 718.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table presents certain information regarding beneficial Ownership of Empire Global Gaming, Inc.’s common stock as of September 30, 2010, by (i) each person known by Empire Global Gaming, Inc. to be the beneficial owner of more than 5% of the outstanding shares of Common stock, (ii) each director of Empire Global Gaming, Inc., (iii) each Named Executive Officer and (iv) all directors and executive officers as a group. Unless otherwise indicated, each person in the table has sole voting and investment power as to the shares shown.

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percent Before Offering	Percent After Offering
Nicholas Sorge, Sr. 555 Woodside Ave. Bellport New York 11713	40,000,000	80%	67%

Dolores Marsh 555 Woodside Ave. Bellport New York 11713	1,000,000	0.05%	0.02%

Officers and Directors as a Group	41,000,000	80.05%	67.02%

The above table is based on current outstanding shares of 50,000,000.

All Compensation

None of our named officers and directors has received any compensation (including deferred compensation, restricted stock compensation, long term incentive compensation or other) during the last three completed fiscal years other than the shares of common stock set forth above.

Options/SAR’s/LTIP’s

None.

Employment Contracts

We currently have no employment agreements or compensatory plan or arrangement in effect with our officer/director.

Termination of Employment or Change in Control Arrangements

None.

Compensation Arrangements of Services Provided as a Director

We have no arrangements with our directors for compensation regarding service on the board nor has either of our directors received any compensation for service on our board during the last fiscal year.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with our certified public accountants on accounting matters or financial disclosure.

FINANCIAL STATEMENTS

The following financial statements begin on the next page:

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders
Empire Global Gaming, Inc.
Las Vegas, Nevada

We have audited the accompanying balance sheet of Empire Global Gaming, Inc. (a development stage company) as of September 30, 2010 and the related audited  statement s of operations, stockholders’ equity and cash flows for the  period from inception (May 11, 2010) to September 30, 2010. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as, evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying audited  balance sheet of Empire Global Gaming, Inc. (a development stage company) as of September 30, 2010 and  the related audited statements of operations, stockholders’ equity and cash flows for the  period from inception (May 11, 2010) to September 30, 2010 have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. To date, the Company generated no revenue, is considered a development stage company, has experienced recurring net operating losses, had a net loss of $86,869 for the period of May 11, 2010 to September 30, 2010 and working capital of $87,131 at September 30 , 2010. These factors raise substantial doubt about the Company’s ability to continue as a going concern.These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Empire Global Gaming, Inc.  (a development stage company) as of September 30, 2010 the related statement of operation, stockholder deficiency and cash flow for the period from inception (May 11, 2010) to September 30, 2010. in conformity with accounting principles generally accepted in the United States of America.

Paritz & Company, P.A.
Hackensack, New Jersey
December 7 , 2010

EMPIRE GLOBAL GAMING, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
AS OF SEPTEMBER 30, 2010
(AUDITED)
ASSETS

CURRENT ASSETS:
Cash	$83,119
Prepaid expenses	7,500
Total current assets	90,619

TOTAL ASSETS	$90,619

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$3,488
Total current liabilities	3,488

TOTAL LIABILITIES	3,488

STOCKHOLDERS’ EQUITY:
Common stock, $0.001 par value, 980,000,000 shares authorized,
50,000,000 shares issued and outstanding	50,000
Additional paid-in capital	124,000
Accumulated deficit during the development stage	(86,869)
Total stockholders’ equity	87,131

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$90,619

See Notes to Financial Statements

EMPIRE GLOBAL GAMING, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS AND ACCUMULATED DEFICIT
FROM INCEPTION, MAY 11, 2010 TO SEPTEMBER 30, 2010
(AUDITED)

REVENUES		$-

COST OF GOODS SOLD		-

GROSS PROFIT		-

GENERAL & ADMINISTRATIVE EXPENSES:
Bank service charges		28
Business licenses and permits		825
Office supplies		553
Compensation Expense		70,975
Professional fees		14,488
TOTAL GENERAL & ADMINISTRATIVE EXPENSES		86,869

NET LOSS		(86,869)

RETAINED EARNINGS, beginning of period		-

ACCUMULATED DEFICIT, end of period		$(86,869)

Net loss per common share – basic and diluted	$	(-)

Weighted average of common shares outstanding		48,528,169

See Notes to Financial Statements

EMPIRE GLOBAL GAMING, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CHANGES IN SHAREHOLDRES’ DEFICIT
FROM INCEPTION, MAY 11, 2010 TO SEPTEMBER 30, 2010
(AUDITED)

				Accumulated
				Deficit
			Additional	During
	Common Stock		Paid-In	Development
	Shares	Amount	Capital	Stage	Total

Balance Inception May 11, 2010	$-	$-	$-	$-	$-

Issuance of common stock for
founders shares May 11, 2010	49,000,000	49,000	-		49,000

Sale of common stock	1,000,000	1,000	124,000		125,000

Net Loss at September 30, 2010	-	-	-	(86,869)	(86,869)

September 30, 2010	50,000,000	$50,000	$124,000	$(86,869)	$87,131

See Notes to Financial Statements

EMPIRE GLOBAL GAMING, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS
FROM INCEPTION, MAY 11, 2010 TO SEPTEMBER 30, 2010
(AUDITED)

CASH FLOW FROM OPERATING ACTIVITIES:
Net loss	$	(86,869)
Stock for services		49,000
Adjustments to reconcile net loss to net cash
provided by operating activities:
(Increase) in prepaid expenses		(7,500)
Increase in accounts payable		3,488
Net cash used in operating activities		(41,881)

CASH FLOW FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock		125,000
Net cash provided by financing activities		125,000

NET INCREASE IN CASH		83,119
CASH AT BEGINNING OF THE PERIOD		-
CASH AT END OF PERIOD		83,119

See Notes to Financial Statements

EMPIRE GLOBAL GAMING, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
September 30, 2010

NOTE 1.  BASIS OF PRESENTATION AND ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Organization

Empire Global Gaming, Inc. was incorporated in the State of Nevada on May 11, 2010 in order to acquire certain U.S Patent license agreements pertaining to roulette and actively engage in the gaming business worldwide and has just recently commenced operations in June, 2010.  Empire Global Gaming, Inc. was founded to develop, manufacture and sell Class II & Class III Casino electronic and table games for the general public and casinos worldwide. The company owns exclusive rights through license agreements to four U.S. Patents consisting of 14 roulette games patents. EGGI also sells a complete line of public & casino grade gaming products for roulette, blackjack, craps, baccarat, mini baccarat, pinwheels, Sic Bo, slot machines, poker tables and bingo games. These patents are certified by Gaming Laboratories International to minimize any unfairness in the multi-number bets in roulette (American double 0 & European single 0) to both players and casinos. One of the patents controlled by EGGI is for a “new number pattern and board layout” that will insure, the various gaming control boards and commissions in the United States and eventually worldwide, that the highest standards of security and integrity are met. EGGI will transform the game of Roulette throughout the world with this new technology.

The Company’s website has been launched and has not been advertised or promoted yet. Empire Global Gaming, Inc. has virtually no operations, assets or revenue and has net losses consisting of pre-operating and start-up expenses, of $86,869. Empire Global Gaming, Inc.’s common stock is not listed on any recognized exchange or quoted on any quotation medium. There can be no assurance that its common stock will ever develop a market.

Empire Global Gaming, Inc. is controlled by two individuals who devote approximately 25 hours each of their time to the business of Empire Global Gaming, Inc.

The Company currently has limited operations in accordance with Financial Accounting Standard Board Codification (“FASB ASC”) Development Stage Entities topic. The Company has been in the development stage since its formation and has realized no revenues from its operations.  The accompanying financial statements have been prepared in accordance with authoritative guidance for development stage entities.  A development stage entity is one in which planned principal operations has not commenced or if its operations have commenced, there has been no significant revenues there from.

As used in these Notes to the Financial Statements, the terms the "Company", "we", "us", "our" and similar terms refer to Empire Global Gaming, Inc.

Summary of Significant Accounting Policies

Advertising
The Company expenses advertising when incurred.  As of September 30, 2010, the Company has incurred advertising expenses of $0.

EMPIRE GLOBAL GAMING, INC.
A Development Stage Company
NOTES TO FINANCIAL STATEMENTS (Continued)
September 30, 2010

NOTE 1.  BASIS OF PRESENTATION AND ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles (“GAAP”) in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.  However, the majority of our business operates in environments where we pay a fee for a service performed, and therefore the results of the majority of our recurring operations are recorded in our financial statements using accounting policies that are not particularly subjective, nor complex.

Fair value of financial instruments
As required by the Fair Value Measurements and Disclosures Topic of the Financial Accounting Standards Board  Accounting Standards Codification (“FASB ASC”), fair value is measured based on a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows: (Level 1) observable inputs such as quoted prices in active markets; (Level 2) inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and (Level 3) unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

The three levels of the fair value hierarchy are described below:

Level 1	Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;
Level 2	Quoted prices in markets that are not active, or inputs that are observable, either directly or indirectly, for substantially the full term of the asset or liability;
Level 3	Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (supported by little or no market activity).

Income Taxes
Income taxes are provided for using the liability method of accounting in accordance with the Income Taxes Topic of the FASB ASC. Deferred tax assets and liabilities are determined based on differences between the financial reporting and tax basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized and when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. The computation of limitations relating to the amount of such tax assets, and the determination of appropriate valuation allowances relating to the realizing of such assets, are inherently complex and require the exercise of judgment. As additional information becomes available, we continually assess the carrying value of our net deferred tax assets.

EMPIRE GLOBAL GAMING, INC.
A Development Stage Company
NOTES TO FINANCIAL STATEMENTS (Continued)
September 30, 2010

NOTE 1.  BASIS OF PRESENTATION AND ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Financial and Concentrations Risk
The Company does not have any concentration or related financial credit risk as of September 30, 2010.

We maintain cash balances at highly-rated financial institutions in various states. Accounts at each institution are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000 (a temporary increase which expires December 31, 2013). At September 30, 2010, we had no account balances over federally insured limits.

Fair Value of Financial Instruments
The carrying amounts for the Company’s accounts payable and accrued liabilities approximate fair value due to the short-term maturity of these instruments.

Stock Based Compensation
Stock based compensation is accounted for using the Equity-Based Payments to Non-Employee Topic of the FASB ASC, which establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments. We determine the value of stock issued at the date of grant. We also determine at the date of grant the value of stock at fair market value or the value of services rendered (based on contract or otherwise) whichever is more readily determinable.

Shares issued to employees are expensed upon issuance.

Stock based compensation for employees is account ed for using the Stock Based Compensation Topic of the FASB ASC.  We use the fair value method for equity instruments granted to employees and will use the Black Scholes model for measuring the fair value of options, if issued. The stock based fair value compensation is determined as of the date of the grant or the date at which the performance of the services is completed (measurement date) and is recognized over the vesting periods.

Net Loss Per Common Share
Earnings per share is calculated in accordance with the Earnings per Share Topic of the FASB ASC. The weighted-average number of common shares outstanding during each period is used to compute basic earnings (loss) per share.  Diluted earnings per share is computed using the weighted average number of shares plus dilutive potential common shares outstanding. Potentially dilutive common shares consist of employee stock options, warrants, and other convertible securities, and are excluded from the diluted earnings per share computation in periods where the Company has incurred net loss. From inception, May 11, 2010, to September 30, 2010, the Company incurred a net loss, resulting in no potentially dilutive common shares.

EMPIRE GLOBAL GAMING, INC.
A Development Stage Company
NOTES TO FINANCIAL STATEMENTS (Continued)
September 30, 2010

NOTE 1.  BASIS OF PRESENTATION AND ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Statement of Cash Flows
For the purposes of the statement of cash flows, the Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents.  As of September 30, 2010, the Company had no cash equivalents.

Recently Adopted and Recently Issued Accounting Guidance

Adopted
On May 11, 2010, the Company adopted changes issued by the FASB to the authoritative hierarchy of GAAP. These changes establish the FASB Accounting Standards CodificationTM  as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with GAAP. Rules and interpretive releases of the Securities and Exchange Commission (“SEC”) under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. The FASB no longer issues new standards in the form of Statements, FASB Staff Positions, or Emerging Issues Task Force Abstracts; instead the FASB issues Accounting Standards Updates. Accounting Standards Updates are not authoritative in their own right as they only serve to update the Codification. These changes and the Codification itself do not change GAAP. Other than the manner in which new accounting guidance is referenced, the adoption of these changes had no impact on the Financial Statements.

In April 2009, the FASB issued authoritative guidance for the “Recognition and Presentation of Other-Than-Temporary Impairments” in order to make existing guidance more operational and to improve the presentation and disclosure of other-than-temporary impairments on debt and equity securities in the financial statements. The Company adopted this guidance on May 11, 2010 and it did not have a material impact on the financial statements.

In April 2009, the FASB issued authoritative guidance for “Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly.” This guidance provides additional direction for estimating fair value in accordance with established guidance for “Fair Value Measurements,” when the volume and level of activity for the asset or liability have significantly decreased. This guidance also includes direction on identifying circumstances that indicate a transaction is not orderly. This guidance is effective for interim and annual reporting periods ending after June 15, 2009. The Company adopted this guidance on May 11, 2010 and it did not have a material impact on the financial statements.

In June 2009, the FASB issued authoritative guidance which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. This guidance applies to both interim financial statements and annual financial statements and is effective for interim or annual financial periods ending after June 15, 2009. This guidance does not have a material impact on our financial statements.

EMPIRE GLOBAL GAMING, INC.
A Development Stage Company
NOTES TO FINANCIAL STATEMENTS (Continued)
September 30, 2010

NOTE 1.  BASIS OF PRESENTATION AND ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

In January 2010, the FASB issued guidance to amend the disclosure requirements related to recurring and nonrecurring fair value measurements. The guidance requires new disclosures on the transfers of assets and liabilities between Level 1 (quoted prices in active market for identical assets or liabilities) and Level 2 (significant other observable inputs) of the fair value measurement hierarchy, including the reasons and the timing of the transfers. The Company adopted this guidance for the period ended September 30, 2010. The adoption of this guidance does not have a material impact on the Company’s consolidated financial statements.

In February 2010, the FASB issued amended guidance on subsequent events to alleviate potential conflicts between FASB guidance and SEC requirements. Under this amended guidance, SEC filers are no longer required to disclose the date through which subsequent events have been evaluated in originally issued and revised financial statements. This guidance was effective immediately and we adopted these new requirements for the period ended September 30, 2010. The adoption of this guidance did not have a material impact on our financial statements.

Issued

In June 2009, the FASB issued authoritative guidance for “Accounting for Transfers of Financial Assets,” which eliminates the concept of a “qualifying special-purpose entity,” changes the requirements for derecognizing financial assets, and requires additional disclosures in order to enhance information reported to users of financial statements by providing greater transparency about transfers of financial assets, including securitization transactions, and an entity’s continuing involvement in and exposure to the risks related to transferred financial assets. This guidance is effective for fiscal years beginning after November 15, 2009. The Company has adopted this guidance in fiscal 2010 and does not expect that the adoption will have a material impact on the consolidated financial statements.

In June 2009, the FASB issued authoritative guidance amending existing guidance. The amendments include: (1) the elimination of the exemption for qualifying special purpose entities, (2) a new approach for determining who should consolidate a variable-interest entity, and (3) changes to when it is necessary to reassess who should consolidate a variable-interest entity. This guidance is effective for the first annual reporting period beginning after November 15, 2009 and for interim periods within that first annual reporting period. The Company has adopted this guidance in fiscal 2010. The Company does not expect that the adoption will have a material impact on the consolidated financial statements.

In October 2009, the FASB issued changes to revenue recognition for multiple-deliverable arrangements. These changes require separation of consideration received in such arrangements by establishing a selling price hierarchy (not the same as fair value) for determining the selling price of a deliverable, which will be based on available information in the following order: vendor-specific objective evidence, third-party evidence, or estimated selling price; eliminate the residual method of allocation and require that the consideration be allocated at the inception of the arrangement to all deliverables using the relative selling price method, which allocates any discount in the arrangement to each deliverable on the basis of each deliverable’s selling price; require that a vendor determine its best estimate of selling price in a manner that is consistent

EMPIRE GLOBAL GAMING, INC.
A Development Stage Company
NOTES TO FINANCIAL STATEMENTS (Continued)
September 30, 2010

NOTE 1.  BASIS OF PRESENTATION AND ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

with that used to determine the price to sell the deliverable on a standalone basis; and expand the disclosures related to multiple-deliverable revenue arrangements. These changes become effective on January 1, 2011. The Company has determined that the adoption of these changes will not have an impact on the consolidated financial statements, as the Company does not currently have any such arrangements with its customers.

NOTE 2.  GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern.  To date, the Company generated no revenue, is considered a development stage company, has experienced recurring net operating losses, had a net loss of $86,869 for the period of May 11, 2010 to September 30, 2010 and working capital of $87,131 at September 30, 2010. These factors raise substantial doubt about the Company’s ability to continue as a going concern. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty. We will need to raise funds or implement our business plan to continue operations.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management’s plan is to obtain such resources for the Company by obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses and seeking equity and/or debt financing. However management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

EMPIRE GLOBAL GAMING, INC.
A Development Stage Company
NOTES TO FINANCIAL STATEMENTS (Continued)
September 30, 2010

NOTE 3.  INCOME TAXES

We did not provide any current or deferred U.S. federal income tax provision or benefit for the period presented because we have experienced operating losses since inception. Per authoritative guidance pursuant to accounting for income tax and uncertainty in income taxes, when it is more likely than not that a tax asset cannot be realized through future income, the Company must allow for this future tax benefit.  We provided a full valuation allowance on the net deferred tax asset, consisting of net operating loss carry forwards, because management has determined that it is more likely than not that we will not earn income sufficient to realize the deferred tax assets during the carry forward period.

The components of the Company’s deferred tax asset are as follows as of September 30, 2010:

September 30, 2010
Net operating loss carryforward at 35%	$21,717
Valuation allowance	(21,717)
Net deferred tax asset	$-

A reconciliation of income taxes computed at the statutory rate to the income tax amount recorded is as follows:

Since Inception
Tax at statutory rate (35%)	$21,717
Increase in valuation allowance	(21,717)
Net deferred tax asset	$-

At the date of inception, the Company had no gross unrecognized tax benefits that, if recognized, would favorably affect the effective income tax rate in future periods. At September 30, 2010, the amount of gross unrecognized tax benefits before valuation allowances and the amount that would favorably affect the effective income tax rate in future periods after valuation allowances were $0. The Company has not accrued any additional interest or penalties.

Per Internal Revenue Code Section 382, in the event of a change of ownership, the availability of the Company’s net operating loss carry forwards may be subject to an annual limitation against taxable income in future periods, which could substantially limit the eventual utilization of this net operating loss carry forwards.  This limitation may not apply pursuant to an ownership change as described in Section 1262 of P.L. 111-5.

The net federal operating loss carry forward will expire in 2030. This carry forward may be limited upon the consummation of a business combination under IRC Section 381 or certain ownership changes, as defined in IRC Section 382.

EMPIRE GLOBAL GAMING, INC.
A Development Stage Company
NOTES TO FINANCIAL STATEMENTS (Continued)
September 30, 2010

NOTE 3.  INCOME TAXES (CONTINUED)

The Company files income tax returns in the United States federal jurisdiction.  The Company will file its U.S. federal return for the year ended December 31, 2010 in 2011. Once filed, the 2010 U.S. federal return will be considered as open tax years.  No tax returns are currently under examination by any tax authorities.  The Company has not accrued any additional interest or penalties or the delinquency of our outstanding tax returns as we have incurred net losses in those periods still outstanding.

NOTE 4.  RELATED PARTY TRANSACTIONS

The Company neither owns nor leases any real or personal property.

The officers and directors for the Company are involved in other business activities and may, in the future, become involved in other business opportunities.  If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interest.  The Company has not formulated a policy for the resolution of such conflicts.

Empire Global Gaming, Inc.’s management received 41,000,000 shares of restricted stock as compensation for contributing the business plan to the company services. These 41,000,000 shares have been accepted as full compensation for management's services for the first year of operation.  Nicholas Sorge, Sr., President and Director received 40,000,000 shares for his services to the Company including developing the business plan for the company and other miscellaneous administrative matters on behalf of the Company.  Dolores Marsh, Secretary, Chief Financial Officer, Controller and Director received 1,000,000 shares for her services to the Company including developing along with Nicholas Sorge, Sr., the business plan for the company, devoting the time and skill necessary to negotiate with various vendors and undertaking various administrative matters on behalf of the Company.

Nicholas Sorge, Sr. loaned the Company the sum of $2,000 for monies to use to get the Company started and to pay for various out of pocket expenses.  It has been repaid by the Company.

NOTE 5.  SUBSEQUENT EVENTS

Management evaluated all activity of the Company through November 2, 2010 (the issue date of the Financial Statements) and noted the no subsequent events that would have a material impact on the financial statements as of and for the period ended September 30, 2010.

EMPIRE GLOBAL GAMING, INC.
A Development Stage Company
NOTES TO FINANCIAL STATEMENTS (Continued)
September 30, 2010

NOTE 6.  COMMON STOCK

The Company’s authorized common stock is 980,000,000 common shares with $0.001 par value.

During the period ended September 30, 2010, 49,000,000 shares were issued to the founders for non-cash consideration and valued at par value of $49,000. Additionally, 1,000,000 common shares were sold and issued on July 26, 2010 to accredited, related and unrelated third party investors valued at $0.125 for $125,000.

As of September 30, 2010, the Company has 50,000,000 shares of common stock issued and outstanding.

OUTSIDE BACK PAGE OF PROSPECTUS

Prospective investors may rely only on the information contained in this prospectus.  Empire Global Gaming, Inc. has not authorized anyone to provide prospective investors with different or additional information.  This Prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of the delivery of this prospectus or any sale of these securities

TABLE OF CONTENTS

Inside Front Page of Prospectus
Prospectus Summary	3
Risk Factors	6
Use of Proceeds	6
Determination of Offering Price	19
Dilution	20
Plan of Distribution	20
Legal Proceedings	21
Directors, Executive Officers, Promoters and Control Persons	22
Description of Securities	25
Market for Common Equity and Related Stockholders Matters	26
Interests of Named Experts and Counsel	28
Disclosure of Commission Position on Indemnification for Securities Act Liabilities	29
Description of Business	29
Managements Discussion and Analysis of Financial Condition and Plan of Operation	34
Certain Relationships and Related Party Transactions	37
Executive Compensation	38
Security Ownership of Certain Beneficial Owners and Management	39
Changes In and Disagreements With Accountants	40
Financial Statements	40

There are no broker/dealers employed by Company for the sale of the Shares Offered pursuant to the terms of this Prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE OF AND DISTRIBUTION.

The following table indicates the expenses to be incurred in connection with the offering described in this registration statement, all of which will be paid by Empire Global Gaming, Inc. All amounts are estimates, other than the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee	$100
Printing and engraving expenses	50
Accounting fees and expenses	10,000
Legal fees and expenses (other than Blue Sky)	10,000
Blue sky fees and expenses (including legal and filing fees)	1,000
Miscellaneous expenses	1,000
Total	$22,150

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The statutes, charter provisions, bylaws, contracts or other arrangements under which controlling persons, directors or officers of the registrant are insured or indemnified in any manner against any liability which they may incur in such capacity are as follows:

Section 78.751 of the Nevada Business Corporation Act provides that each corporation shall have the following powers regarding indemnification:

1)
A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership,  joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection  with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed  to the best interest of the corporation, and, with respect to any  criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

2)
A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with  the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in  or not opposed to the best interests of the corporation.  Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction, determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity such expenses as the court deems proper.

3)
To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

4)
Any indemnification under subsections 1 and 2, unless ordered by a court or advanced pursuant to subsection 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances.  The determination must be made:

a)	By the stockholders;
b)	By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;
c)
If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel, in a written opinion; or if a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

d)
The certificate or articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the  corporation.  The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

5)	The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

a)
Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the certificate or articles of incorporation or any bylaw, agreement, vote of stockholders of disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection 2 or for the advancement of expenses made pursuant to subsection 5,  may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause  of action.

b)	Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Article X of our Bylaws also provides specific indemnification provisions for our officers, directors, employees and or agents to the fullest extent of the law.

ITEM 15.  RECENT SALES OF SECURITIES

Empire Global Gaming, Inc.’s management received 41,000,000 shares of restricted stock as compensation for contributing the business plan to the company and for services. These 41,000,000 shares have been accepted as full compensation for management's services for the first year of operation.  These shares were valued at par value of $0.001.

Nicholas Sorge, Sr., President, acquired 40,000,000 shares of common stock on May 11, 2010.  Dolores Marsh, Chief Financial Officer, acquired 1,000,000 shares of common stock on May 11, 2010. The shares were sold to said officers pursuant to an exemption from registration under Nevada law and pursuant to Section 4(2) of the Securities Act of 1933. The sale of stock was exempt from registration because the common stock was sold to officers and directors and not sold to members of the public. The common stock was sold by the Company to each of the officers in consideration for services provided to the Company in developing the business plan and for serving as officers and directors of the Company and for certain services to be provided as needed.

1,000,000 shares were sold to 24 various friends, relatives and bus associates of Nick for the aggregate of $125,000 or $.0125 per share. The sale took place and shares were delivered on July 28, 2010. The shares were sold pursuant to a exemption from registration under New York and New Jersey law and pursuant to section 4(2) of the Securities Act of 1933.  8,000,000 shares were issued for past services rendered to Empire Global Gaming, Inc. to four other individuals on July 28, 2010.

ITEM 16.  EXHIBITS

Exhibit
Number	Exhibit Name
3.1	Articles of Incorporation
3.2	Bylaws
4.1	Specimen Stock Certificate
5.1	Opinion and Consent of Henry C. Casden, Esq.
10	Material Agreements, Exclusive License Agreement and Patents
23.1	Consent of Independent Accountant
23.2	Consent of Henry C. Casden (Contained in Exhibit 5.1)
99.1	Subscription Agreement

ITEM 17.  UNDERTAKINGS.

a.	The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by Section 10 (a)(3) of the Securities Act of 1933;

ii.
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

A.	Each prospectus filed by the registrant shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.
Each prospectus required to be filed as part of a registration statement in reliance on Rule 430B relating to an offering for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii.
Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6.	In the event the registrant requests acceleration of effective date or filing of registration statement becoming effective upon filing then the registrant undertakes to advise you as follows:

a.	If any provision or arrangement exists whereby the registrant may indemnify a director, officer or controlling person of the registrant against liabilities arising under the Securities Act, or

b.	There is no underwriter.

c.	The benefits of such indemnification are not waived by such persons:

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-1/A 2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City Bellport, State of New York on December 7, 2010.

Pursuant to the requirements of section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, there unto duly notarized

EMPIRE GLOBAL GAMING, INC.

By: /s/ Nicholas Sorge, Sr.,
Nicholas Sorge, Sr.,
Chief Executive Officer, President and Director
Date:  December 7, 2010

By: /s/ Dolores Marsh
Dolores Marsh,
Principal Financial Officer, Controller, Secretary/ Treasurer  and Director
Date: December 7, 2010

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized in the City of Bellport, State of New York on December 7, 2010.

EMPIRE GLOBAL GAMING, INC.
Registrant

By Nicholas Sorge, Sr.
President and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

NAME	TITLE	DATE

/s/ Nicholas Sorge, Sr.,	President, Principal Executive	December 7, 2010
Nicholas Sorge, Sr.	Officer, and Director

/s/ Dolores Marsh	Chief Financial Officer, Secretary,	December 7, 2010
Dolores Marsh	and Director and Chief Financial Officer